                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                                OROAMERICA, INC.,


                                  AURAFIN LLC,


                                       AND


                             BENTLEY ACQUISITION LLC


                           DATED AS OF APRIL 24, 2001



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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER
   1.1  The Merger...........................................................................1
   1.2  Surviving Organization...............................................................2
   1.3  Effective Time of the Merger.........................................................2
   1.4  Governing Documents of the Surviving Organization....................................2
   1.5  Conversion of Equity Interests.......................................................2
   1.6  Appraisal Rights.....................................................................3
   1.7  Stock Options........................................................................3
   1.8  Payment for Shares...................................................................3
   1.9  No Further Rights or Transfers.......................................................5

ARTICLE II COVENANTS
   2.1  Operation of Business of the Company Between the Date of This Agreement and the
   Effective Time............................................................................5
   2.2  Stockholders' Meeting;  Proxy Material...............................................8
   2.3  No Shopping..........................................................................9
   2.4  Access to Information...............................................................10
   2.5  Stock Options.......................................................................10
   2.6  All Reasonable Efforts..............................................................10
   2.7  Consents............................................................................10
   2.8  Public Announcements................................................................11
   2.9  Notification of Certain Matters.....................................................11
   2.10   Certain Resignations..............................................................11
   2.11   Confidentiality Agreement.........................................................11
   2.12   Indemnification; D&O Insurance....................................................11
   2.13   Substitute Financing..............................................................12
   2.14   Subsidiary Conversion; Stock Transfer.............................................13
   2.15   Inventory.........................................................................13
   2.16   Employee Benefit Plan Termination.................................................13

ARTICLE III CONDITIONS
   3.1  Conditions to the Obligations of Buyer and Buyer Subsidiary to Effect the Merger....14
   3.2  Conditions to the Obligation of the Company to Effect the Merger....................16

ARTICLE IV CLOSING
   4.1  Time and Place......................................................................17
   4.2  Deliveries at the Closing...........................................................17

ARTICLE V TERMINATION AND ABANDONMENT
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   5.1  Termination.........................................................................17
   5.2  Procedure and Effect of Termination.................................................18
   5.3  Termination Fees....................................................................19

ARTICLE VI REPRESENTATIONS AND WARRANTIES
   6.1  Corporate Organization..............................................................21
   6.2  Capitalization......................................................................21
   6.3  Authority...........................................................................22
   6.4  No Conflicts........................................................................22
   6.5  SEC Reports; Financial Statements; No Undisclosed Liabilities.......................22
   6.6  Absence of Certain Changes..........................................................23
   6.7  Proxy Statement.....................................................................25
   6.8  Tax Matters.........................................................................25
   6.9  Properties..........................................................................26
   6.10   Material Contracts................................................................28
   6.11   Intellectual Property.............................................................30
   6.12   Litigation........................................................................31
   6.13   Compliance with Laws; Licenses and Permits........................................31
   6.14   Brokers and Finders...............................................................32
   6.15   Employee Benefits.................................................................32
   6.16   Environmental Matters.............................................................34
   6.17   Business Relationships............................................................36
   6.18   Labor Disputes....................................................................37
   6.19   Inventories.......................................................................37
   6.20   Accounts Receivable...............................................................37
   6.21   Insurance.........................................................................37
   6.22   Opinion of Financial Adviser......................................................37
   6.23   Anti-Takeover Statutes............................................................37
   6.24   Stockholder Voting Requirement....................................................37
   6.25   Stock Options.....................................................................37

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY
   7.1  Organization........................................................................38
   7.2  Authority...........................................................................38
   7.3  No Conflicts........................................................................38
   7.4  Financing Commitments...............................................................39
   7.5  Proxy Statement.....................................................................39
   7.6  Solvency............................................................................39
   7.7  Brokers.............................................................................40

ARTICLE VIII MISCELLANEOUS PROVISIONS
   8.1  Expenses............................................................................40
   8.2  Termination of Representations and Warranties.......................................40
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   8.3  Amendment and Modification..........................................................40
   8.4  Waiver of Compliance; Consents......................................................41
   8.5  Notices.............................................................................41
   8.6  Assignment..........................................................................42
   8.7  Rules of Interpretation.............................................................42
   8.8  Governing Law.......................................................................42
   8.9  Counterparts........................................................................42
   8.10   Headings; Internal References.....................................................42
   8.11   Entire Agreement..................................................................43
   8.12   Severability......................................................................43
   8.13   Equitable Remedies................................................................43
   8.14   Attorneys' Fees...................................................................43


   Exhibit A -- Form of Voting Agreement
   Exhibit B -- Form of Escrow Agreement
   Exhibit C -- Form of Non-Competition Agreement
   Exhibit D -- Terms of Employment Agreement
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                          AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is dated as of April 24, 2001, among OroAmerica, Inc., a Delaware corporation (the "Company"), Aurafin LLC, a Delaware limited liability company ("Buyer"), and Bentley Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer ("Buyer Subsidiary"). The Company and Buyer Subsidiary are sometimes collectively referred to in this Agreement as the "Constituent Organizations."

                                    RECITALS

        The Board of Directors of the Company, the Management Board and the Members of Buyer, and the sole Member of Buyer Subsidiary deem a merger of the Company and Buyer Subsidiary under the terms hereof (the "Merger") advisable and in the best interests of their respective organizations and equity owners.

        The Company, Buyer, and Buyer Subsidiary desire to effect the Merger and the other transactions contemplated hereby.

        Concurrently with the execution and delivery of this Agreement, Buyer and Guy Benhamou have executed and delivered an agreement (a "Voting Agreement"), in substantially the form of Exhibit A hereto, by which Mr. Benhamou agrees, among other things, to vote all shares of Company Common Stock (as defined in Section 1.5 hereof) for which he has voting power in favor of the adoption of this Agreement in any stockholder vote thereon and grants to Buyer an irrevocable proxy (the "Irrevocable Proxy"), subject to the terms and conditions of the Voting Agreement.

        Concurrently with the execution and delivery of this Agreement, Buyer, the Company, and Wells Fargo Bank Minnesota, N.A. (the "Escrow Agent") have executed and delivered an escrow agreement, in the form attached as Exhibit B hereto (the "Escrow Agreement"), pursuant to which Buyer has deposited (or will deposit, no later than one day after the date hereof) with the Escrow Agent the sum of $3 million, to be held, administered, and disbursed in accordance with the provisions of the Escrow Agreement and Section 5.3(a) hereof.

                                    AGREEMENT

        Now, therefore, the parties hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.3) and in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "LLC Act"), the Company shall be merged with and into Buyer Subsidiary, the separate corporate existence of the Company shall thereupon



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cease, and Buyer Subsidiary shall be the surviving organization in the Merger
(sometimes referred to in this Agreement as the "Surviving Organization").

        1.2 Surviving Organization. At the Effective Time, the Surviving Organization shall thereupon and thereafter possess all the rights, privileges, powers, and franchises of each of the Constituent Organizations and shall be subject to all the restrictions, disabilities, and duties of each of the Constituent Organizations, and the Merger shall have the other effects set forth in Sections 259 and 261 of the DGCL and Section 18-209 of the LLC Act, including the assumption by the Surviving Organization of all the tax liabilities of the Company.

        1.3 Effective Time of the Merger. Subject to the satisfaction or waiver of all conditions to the consummation of the Merger set forth in this Agreement, Buyer Subsidiary shall execute in the manner required by the LLC Act and deliver for filing to the Delaware Secretary of State a certificate of merger (the "Certificate of Merger") with respect to the Merger as required by the LLC Act. The Merger shall become effective at the time the Certificate of Merger is filed with the Delaware Secretary of State or at such later time as is set forth in the Certificate of Merger, and the term "Effective Time" means the date and time when the Merger becomes effective.

        1.4 Governing Documents of the Surviving Organization. The Certificate of Formation and the Limited Liability Company Agreement of Buyer Subsidiary, as each is in effect immediately before the Effective Time, shall be the Certificate of Formation and the Limited Liability Company Agreement of the Surviving Organization from and after the Effective Time until amended in accordance with the LLC Act.

        1.5 Conversion of Equity Interests. The manner and basis of converting the equity interests of each of the Constituent Organizations shall be as follows:

                (a) At the Effective Time, each share of common stock of the Company, par value $.001 per share (the "Company Common Stock"), that is issued and outstanding immediately before the Effective Time (other than (1) shares of Company Common Stock as to which appraisal rights are exercised under Section 262 of the DGCL and Section 1.6 hereof and (2) shares of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive (as provided in Section 1.8 hereof) $14.00 in cash, less the Excess Expense Amount (as defined in Section 8.1 hereof), if any (the "Merger Consideration").

                (b) At the Effective Time, each unit of membership interest in Buyer Subsidiary that is issued and outstanding immediately before the Effective Time shall remain outstanding and shall not be converted into any other securities or cash in the Merger.

                (c) At the Effective Time, each share of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned



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        subsidiary of Buyer or the Company immediately before the Effective Time and each share of Company Common Stock held in the treasury of the Company immediately before the Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto.

        1.6 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately before the Effective Time held by a holder who has demanded and perfected the right for appraisal of those shares in accordance with Section 262 of the DGCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment under Section 1.5(a) hereof, but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of Company Common Stock who demands appraisal of those shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever occurs later, those shares shall be converted into and represent only the right to receive the Merger Consideration, as provided in Section 1.5(a) hereof, without interest, upon compliance with the provisions, and subject to the limitations, of Section 1.8 hereof. The Company shall give Buyer (a) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments received by the Company relating to stockholders' rights of appraisal, and (b) from and after the Effective Time, the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company may not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock, offer to settle or settle any such demands, or approve any withdrawal of any such demands.

        1.7 Stock Options. Following the Effective Time, each holder of a then-outstanding option (an "Option") to purchase shares of Company Common Stock heretofore granted under any employee stock option or compensation plan or other arrangement with the Company shall be entitled (whether or not such Option is then exercisable) to receive in cancellation of such Option a cash payment from the Surviving Organization in an amount equal to the amount, if any, by which the Merger Consideration exceeds the per-share exercise price of such Option, multiplied by the number of shares of Company Common Stock then subject to such Option (the "Option Settlement Amount"), subject to all required tax withholdings by the Company. Each Option shall be canceled upon payment of the Option Settlement Amount therefor. The Buyer will cause the Surviving Organization to make the payments required under this Section 1.7.

        1.8 Payment for Shares.

                (a) At or before the Effective Time, Buyer or Buyer Subsidiary shall deposit in immediately available funds with Wells Fargo Bank Minnesota, N.A., or any other disbursing agent selected by Buyer that has offices in Southern California, is organized under the laws of the United States or any state of the United States, and has capital, surplus, and undivided profits of at least $100 million (the "Disbursing Agent"), an amount equal to the product of the number of shares of Company Common Stock issued and outstanding immediately before the Effective Time (other than shares then held of



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        record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company) times the Merger Consideration (the "Fund"). Out of the Fund, the Disbursing Agent shall make the payments referred to in Section 1.5(a) hereof, subject to the requirements of paragraph (b) of this Section 1.8. At the request of the Surviving Organization, the Disbursing Agent also may make payments to holders of Company Common Stock who have exercised appraisal rights under Section 262 of the DGCL and have not subsequently withdrawn or lost such rights, as long as payment from the Fund with respect to any Dissenting Share does not exceed the Merger Consideration. The Disbursing Agent may invest portions of the Fund as Buyer or the Surviving Organization directs, provided that substantially all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements, or bankers' acceptances of commercial banks with capital, surplus, and undivided profits exceeding $100 million (collectively, "Permitted Investments"), or in money market funds invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Organization. Any amount remaining in the Fund one year after the Effective Time may be refunded to the Surviving Organization at its option; provided, however, that the Surviving Organization shall be liable for all cash payments required to be made thereafter under
        Section 1.5(a) hereof or Section 262 of the DGCL.

                (b) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than the Company, Buyer, Buyer Subsidiary, or any direct or indirect subsidiary of Buyer or the Company) of a certificate (a "Certificate") that immediately before the Effective Time represented issued and outstanding shares of Company Common Stock (other than those holders who have exercised appraisal rights under Section 262 of the DGCL and have not subsequently withdrawn or lost such rights), a letter of transmittal (the "Letter of Transmittal") for return to the Disbursing Agent, and instructions for use in effecting the surrender of Certificates in New York City or Los Angeles and to receive cash for each of such holder's shares of Company Common Stock under Section 1.5(a) hereof. The Letter of Transmittal shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such Certificates to the Disbursing Agent. The Disbursing Agent, as soon as practicable following receipt of any such Certificate together with the Letter of Transmittal, duly executed, and any other items specified by the Letter of Transmittal, shall pay, by check or draft, to the persons entitled thereto, the amount determined by multiplying the number of shares of Company Common Stock represented by the Certificate so surrendered by the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Organization that the tax has been paid or is not applicable.



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                (c) If any Certificates have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming any such Certificate to have been lost, stolen, or destroyed, the amount to which such person would have been entitled under Section 1.8(b) hereof but for failure to deliver such Certificate to the Disbursing Agent shall nevertheless be paid to such person, provided that the Surviving Organization may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Organization a bond in such sum as the Surviving Organization may direct as indemnity against any claim that may be had against Buyer or the Surviving Organization with respect to the Certificate alleged to have been lost, stolen, or destroyed.

        1.9 No Further Rights or Transfers. From and after the Effective Time, all shares of Company Common Stock issued and outstanding immediately before the Effective Time shall be canceled and cease to exist, and each holder of a Certificate that represented shares of Company Common Stock issued and outstanding immediately before the Effective Time shall cease to have any rights as a stockholder of the Company with respect to the shares of Company Common Stock represented by such Certificate, except for the right to surrender such holder's Certificate in exchange for the payment provided under Sections 1.5(a) hereof or to perfect such holder's right to receive payment for such holder's shares under Section 262 of the DGCL if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares under Section 262 of the DGCL, and no transfer of shares of Company Common Stock issued and outstanding immediately before the Effective Time shall be made on the transfer books of the Surviving Organization.

                                   ARTICLE II
                                    COVENANTS

        2.1 Operation of Business of the Company Between the Date of This Agreement and the Effective Time. From the date of this Agreement through the Effective Time:

                (a) The Company will use all reasonable efforts to preserve intact its business organization and that of its Subsidiaries (as defined in Section 6.1 hereof) and to preserve for itself and for the Surviving Organization the present relationships of the Company and its Subsidiaries with persons having significant business dealings with the Company or its Subsidiaries.

                (b) The Company shall, and shall cause each of its Subsidiaries to, except as otherwise consented to in writing by Buyer, conduct its business and operations in the ordinary course.

                (c) Except as required in connection with the Merger or as otherwise consented to in writing by Buyer, the Company may not:

                        (1) amend its Certificate of Incorporation or Bylaws;



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                        (2) split, combine, or reclassify any shares of its
                capital stock or make any other changes in its equity capital structure;

                        (3) purchase, redeem, or cancel for value, directly or
                indirectly, any shares of its capital stock or any Options or other rights to purchase any such capital stock or any capital stock of its Subsidiaries or any securities convertible into or exchangeable for any such capital stock; or

                        (4) declare, set aside, or pay any dividend or other
                distribution or payment in cash, stock, or property in respect of shares of its capital stock.

                (d) The Company may not and may not permit its Subsidiaries to, except as otherwise consented to in writing by Buyer:

                        (1) issue, grant, sell, or pledge, or agree or propose
                to issue, grant, sell, or pledge, any shares of capital stock of the Company or its Subsidiaries (other than the issuance of shares of Company Common Stock upon exercise of Options heretofore granted by the Company in accordance with their terms) or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for such capital stock, or any stock appreciation rights, performance shares, or other phantom stock based upon the value of any such capital stock or designate any class or series of preferred stock;

                        (2) except as provided in Schedule 2.1(d)(2) to this
                Agreement, purchase, lease, or otherwise acquire (including by merger, consolidation, or stock or asset purchase) any assets or properties or incur any other capital expenditures in excess of $300,000 in the aggregate for the period from the date hereof through July 31, 2001, and in excess of $500,000 in the aggregate from the date hereof through August 31, 2001, other than inventory received on a consignment basis or otherwise acquired in the ordinary course of business;

                        (3) sell, lease, encumber, mortgage, or otherwise
                dispose of any assets or properties that are material to the Company or its Subsidiaries, other than sales of inventory in the ordinary course of business and other than security interests granted in the ordinary course of business under consignment contracts or the Company's credit facility;

                        (4) waive, release, grant, or transfer any rights of
                value or modify or change in any material respect any existing license, contract, or other document or agreement, other than in the ordinary course of business and in a manner that does not have a material adverse effect on the business, operations, results of operations, properties, assets, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except to the extent that such adverse effect results from (A) general economic conditions or changes therein,
                (B) general fluctuations or conditions in economic markets, (C) adverse economic changes affecting the wholesale karat gold and sterling silver jewelry industry



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                generally, (D) the announcement of the transactions contemplated hereby, (E) the loss or business failure of customers, or (F) the loss of key employees (a "Material Adverse Effect");

                        (5) incur any indebtedness for money borrowed other than
                indebtedness incurred in the ordinary course of business for working capital purposes (including as permitted indebtedness borrowings in the ordinary course of business for working capital purposes under the Company's existing credit facility) that is prepayable at any time without penalty or premium or incur any purchase-money indebtedness for fixed assets or enter into any capitalized lease and except for indebtedness incurred by a foreign Subsidiary of the Company in an amount not to exceed $570,000 in connection with the purchase of the real property identified in Schedule 2.1(d)(5) (and provided that the Company does not guaranty any such indebtedness);

                        (6) incur any other liability or obligation, other than
                in the ordinary course of business, or assume, guarantee, endorse (other than endorsements of checks in the ordinary course of business), or otherwise become responsible for the obligations of any other person;

                        (7) except as otherwise required by this Agreement,
                enter into any new employee benefit plan, program, or arrangement, or any new employment, severance, or consulting agreement, amend any existing employee benefit plan, program, or arrangement, or any existing employment, severance, or consulting agreement, or grant any increases in compensation or benefits, except for bonuses and salary increases in accordance with the Company's existing compensation plans (oral or written) that are disclosed on Schedule 6.10;

                        (8) enter into any collective bargaining agreement;

                        (9) make any new tax election or settle or compromise
                any material federal, state, local, or foreign tax liability;

                        (10) change any accounting principle used by it, unless
                required by generally accepted accounting principles;

                        (11) make any material change in practices with respect
                to the collection of accounts receivable;

                        (12) enter into or adopt any new Employee Plan (as
                defined in Section 6.15(a) hereof) or modify or terminate any existing Employee Plan;

                        (13) enter into any other transaction, other than in the
                ordinary course of business and consistent with past practices;
                or



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                        (14) enter into any contract, agreement, commitment, or
                arrangement with respect to any of the foregoing.

        2.2 Stockholders' Meeting; Proxy Materials.

                (a) The Company shall cause a meeting of its stockholders to be duly called and held as soon as practicable after the execution of this Agreement for the purpose of voting on the adoption of this Agreement. The stockholders' meeting shall be held for such purpose whether or not the Company's Board of Directors later determines that this Agreement is no longer advisable and recommends that Company stockholders reject its adoption, unless this Agreement shall have been terminated in accordance with Section 5.1 hereof. The Board of Directors of the Company shall recommend adoption of this Agreement by the Company's stockholders, unless the Board of Directors of the Company, in the good-faith exercise of its fiduciary duties, shall determine (after consultation with its outside legal counsel and financial adviser) that such recommendation should not be made. The Company shall use all reasonable efforts to solicit proxies in connection with a meeting of stockholders called under this Section 2.2(a) in favor of such adoption, unless the Board of Directors of the Company, in the good-faith exercise of its fiduciary duties, shall determine (after consultation with its outside legal counsel and financial adviser) that such solicitation should not be made.

                (b) The Company will prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement, together with a form of proxy, with respect to the stockholders' meeting described in Section 2.2(a) hereof (such proxy statement, together with any amendments thereof or supplements thereto, being called the "Proxy Statement"). The Company will use reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable, will promptly thereafter mail the Proxy Statement to Company stockholders, and will otherwise comply with all applicable legal requirements in respect of such meeting. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Before filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Buyer to review and comment upon the contents of the Proxy Statement. If, at any time before the meeting of the stockholders of the Company contemplated by this
        Section 2.2, any event relating to the Company or any of its Subsidiaries, officers, or directors is discovered by the Company that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly so inform Buyer.

        2.3 No Shopping.

                (a) The Company will immediately cease or cause to be terminated any existing activities, discussions, or negotiations with any parties conducted with respect to any potential Third-Party Acquisition Offer (as defined in this Section 2.3). From the date



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

        hereof until the Effective Time, the Company will not, and will use reasonable efforts not to permit any officer, director, financial adviser, or other agent or representative of the Company, directly or indirectly, to:

                        (i) take any action to seek, initiate, or solicit any
                offer from any person or group to acquire more than 10% of the capital stock of the Company or any capital stock of any of its Subsidiaries, to merge or consolidate with the Company or of its Subsidiaries, or to otherwise acquire, except to the extent not prohibited by Section 2.1(d) hereof, more than 10% of the assets of the Company and its Subsidiaries, taken as whole (a "Third-Party Acquisition Offer"), or

                        (ii) except to the extent the Board of Directors of the
                Company or a duly authorized independent committee thereof (the term "Board of Directors" as used in this Section shall also include such independent committee) shall otherwise determine in the good-faith exercise of its fiduciary duties, after consultation with its outside legal counsel and financial adviser, engage in any discussions concerning a Third-Party Acquisition Offer with any person or group that the Company has reason to believe is considering making or participating in a Third-Party Acquisition Offer, or disclose non-public financial information relating to the Company or any of its Subsidiaries or any confidential or proprietary trade or business information relating to the business of the Company or any of its Subsidiaries, or afford access to the properties, books, or records of the Company or any of its Subsidiaries, to any such person or group; provided that (1) before furnishing such non-public information or access to such person or group, the Company's Board of Directors shall receive from such person or group an executed confidentiality agreement that is no less favorable to the Company than the Confidentiality Agreement dated November 17, 1999 among the Company, Buyer, and certain other parties, as amended to the date hereof (the "Confidentiality Agreement"), and (2) before entering into discussions or negotiations with such person or group, the Company's Board of Directors determines in good faith, after consultation with its financial adviser, that such Third-Party Acquisition Offer, if consummated, would be more favorable to the Company's stockholders than the Merger and that financing for such Third-Party Acquisition Offer, to the extent required, is committed or, in the good-faith judgment of the Company's Board of Directors, is reasonably capable of being obtained (a "Superior Offer").

                (b) In addition to the obligations of the Company set forth in this Section 2.3 above, the Company promptly shall advise Buyer orally and in writing of any Third-Party Acquisition Offer or any inquiry or request for information that the Company reasonably believes could lead to or contemplates a Third-Party Acquisition Offer, the terms and conditions thereof, and the identity of the offeror or the person making the request or inquiry, and the Company shall keep Buyer informed in all material respects of the status and details thereof (including changes or amendments thereto).

                (c) Nothing in this Section 2.3 shall operate to hinder or prevent the Company from fully complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") with regard to a Third-Party Acquisition Offer.

        2.4 Access to Information. The Company will give Buyer and Buyer Subsidiary, and their respective employees, counsel, financial advisers, auditors, potential lenders, and other authorized representatives, reasonable access to the offices, properties, books, and records of the Company and its Subsidiaries at reasonable times upon reasonable notice, and will instruct the employees, counsel, financial advisers, and auditors of the Company and its Subsidiaries to cooperate with Buyer, Buyer Subsidiary, and each such representative in its investigation of the business of the Company and its Subsidiaries; provided that all (a) communications regarding this investigation,
(b) requests for additional information, and (c) discussions or questions regarding procedures shall be submitted or directed to Mr. Benhamou, Shiu Shao, or such other members of the Company's senior management as may be designated by either of them; provided further that the Company shall not be required to provide access to what it reasonably believes to be sensitive competitive information to anyone other than Buyer's potential lenders. No investigation under this Section 2.4 shall affect any representation or warranty given by the Company to Buyer and Buyer Subsidiary hereunder. The Company will confer from time to time with Buyer at Buyer's request to discuss the status of the operations of the Company and its Subsidiaries.

        2.5 Stock Options. The Company shall use all reasonable efforts to enter into option-cancellation agreements with the holder of each Option outstanding at the Effective time (whether or not such Option is then exercisable) whereby the holder's Options shall be canceled in respect of a cash payment by the Surviving Organization equal to the Option Settlement Amount for such Option, subject to applicable tax withholding (which payment the Buyer shall cause the Surviving Organization to make).

        2.6 All Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or advisable to ensure that the conditions set forth in Article III hereof are satisfied and to consummate, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

        2.7 Consents. Buyer and the Company each shall use all reasonable efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by this Agreement. Buyer and the Company each shall as soon as practicable file a Pre-Merger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use all reasonable efforts to respond as promptly as practicable to all inquiries or requests received from the FTC or the Antitrust Division for additional information or documentation.

        2.8 Public Announcements. Except as provided in this Section 2.8, Buyer and the Company will consult with each other before issuing any press release or otherwise making any public statements before the Effective Time with respect to the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such public statement before receiving the consent of the other party. Nothing stated herein shall prohibit any party from making any press release, report, or other statement required by law or by obligations under any listing agreement with any automated interdealer quotation system if the party making the disclosure has first consulted with the other parties hereto. Furthermore, Buyer and Buyer Subsidiary agree that they will not discuss the Company's business with any of the Company's vendors or customers without the Company's consent.

        2.9 Notification of Certain Matters. The Company will give prompt notice to Buyer and Buyer Subsidiary of the occurrence or non-occurrence of any event that (a) has had or is reasonably likely to have a Material Adverse Effect, (b) has caused any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect, or (c) has caused any failure of the Company to comply in all material respects with or satisfy any covenant or condition to be complied with or satisfied under this Agreement; provided, however, that the delivery of any notice under this Section 2.9 will not limit or otherwise affect the remedies available to Buyer under this Agreement.

        2.10 Certain Resignations. The Company will use all reasonable efforts to procure the resignation (from director or officer status, but not from employee status), effective as of the Effective Time, of all of the members of the Boards of Directors of the Company and its Subsidiaries and all officers of the Company and its Subsidiaries whose resignations are requested by Buyer.

        2.11 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer shall comply with the terms of the Confidentiality Agreement.

        2.12 Indemnification; D&O Insurance.

                (a) The Surviving Organization shall, and the Buyer shall cause the Surviving Organization to, indemnify each person who is now, or has been at any time before the date of this Agreement, a director, officer, employee, or agent of the Company (including its Subsidiaries) or their successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent permitted by or under, and in accordance with the terms and conditions thereof,
        (1) applicable law, (2) the certificate of incorporation or bylaws of the Company, or (3) any agreement with the Company as in effect immediately before the execution of this Agreement, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost, or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed), based in whole or in part on, or arising in whole or in part out of, any matter, state of affairs, or occurrence existing or occurring at or before the Effective Time whether commenced, asserted, or claimed before or after the Effective Time, including liability arising under the Securities Act of 1933 (the "Securities Act"), the

        Exchange Act, or any rule or regulation promulgated thereunder, or state law or liability based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby. The Surviving Organization shall faithfully assume and honor in all respects the obligations of the Company pursuant to the Company's certificate of incorporation, bylaws, and any indemnification agreements between the Company and any Indemnified Party existing and in force as of the date of this Agreement.

                (b) The Surviving Organization shall, and the Buyer shall cause the Surviving Organization to, (1) maintain in effect for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company on the date of this Agreement (provided that the Surviving Organization may substitute therefor policies having at least the same coverage, with a comparably rated insurer and containing terms and conditions, considered in the aggregate, that are no less advantageous to the persons currently covered by such policies) with respect to matters existing or occurring at or before the Effective Time or (2) purchase a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years arising from facts or events that occurred at or before the Effective Time; provided, that in any case such insurance shall be provided so long as the annual premium therefor is not in excess of 150% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, further, that if such insurance cannot be obtained for 150% or less of the Current Premium, the Surviving Organization will use reasonable efforts to obtain as much directors' and officers' liability insurance as can be obtained for a premium not in excess (on an annualized basis) of 150% of the Current Premium.

                (c) The rights under this Section 2.12 are contingent upon the occurrence of, and will survive consummation of, the Merger and are expressly intended to benefit each Indemnified Party. Each Indemnified Party (and his or her respective heirs and estates) is intended to be a third party beneficiary of this Section 2.12 and may specifically enforce its terms.

        2.13 Substitute Financing. If for any reason any portion of the financing described in Section 7.4 hereof shall not be available, Buyer shall use its reasonable efforts to secure one or more substitute financing commitments on terms no less favorable (taken as a whole) to Buyer than those contained in the commitment letters relating to such financing until the earlier of the termination of this Agreement and August 31, 2001.

        2.14 Subsidiary Conversion; Stock Transfer.

                (a) Before the Effective Time, the Company shall cause the conversion of OroAmerica Sales Corp. from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the DGCL and Section 18-214 of the LLC Act. Following such conversion, the Company shall be the sole member of OroAmerica Sales Corp.

                (b) Before the Effective Time, the Company shall use reasonable efforts to take such other tax-planning actions as Buyer may reasonably request, which actions may be made subject to a condition subsequent that the Merger is completed.

                (c) Before the Effective Time, the Company shall cause the transfer of all but one of the shares of L.A. Estilos currently held by Mr. Benhamou to EuroStyle.com; and Mr. Benhamou shall transfer all other shares of the Company's Subsidiaries currently held by him (and the one share of L.A. Estilos) to a person or entity designated by Buyer.

                (d) Before the Effective Time, the Company shall use reasonable efforts to cause (1) the transfer of all of the shares of the Subsidiaries currently held by persons other than the Company or one of its Subsidiaries to a person or entity designated by Buyer or (2) such persons to enter into a stockholders agreement with Buyer or Buyer Subsidiary with respect to the voting and transfer of such shares.

        2.15 Inventory. The Company and its auditors shall conduct a physical inventory at the Company's Burbank facilities to be completed on the day immediately preceding the day on which the Closing (as defined in Section 4.1 hereof) occurs. The Company, its Subsidiaries, and their auditors shall conduct physical inventories at facilities of the Company's Subsidiaries (as defined in Section 6.1) to be completed on the day immediately preceding the day on which the Closing occurs. All such inventories shall be conducted by the Company and its auditors in accordance with historical procedures, with observation rights given to Buyer and its auditors or other representatives. The costs of such inventories, including the fees of the parties' respective auditors and representatives, shall be borne by the party incurring such costs. In addition, at least five business days before the day on which the Closing occurs, the Company shall provide Buyer a schedule setting forth the methodology used by the Company in counting Company inventory that is held by third parties on a consignment basis and by vendors.

        2.16 Employee Benefit Plan Termination. Before the date on which the Closing occurs, the Company shall take all steps necessary to terminate the OroAmerica, Inc. 401(k) Profit Sharing Plan effective not later than the end of the day prior to the Closing (which termination may be made subject to the subsequent condition that the Merger be completed), including the adoption by the Board of Directors of the Company of any resolutions necessary to terminate the plan, the timely issuance of any notices to participants, administrators, or others that may be required by the current plan document, and the adoption of any amendments of the plan necessary to bring the plan into compliance with current laws and regulations, to fully vest the current participants, or to preclude contributions to the plan with respect to services performed on or after the date the Closing occurs or with respect to compensation related to such services. Promptly after the Closing, Buyer will allow those persons then employed by Buyer or the Surviving Organization to elect a direct roll-over of their accounts in the OroAmerica, Inc. 401(k) Profit Sharing Plan to the Aurafin 401(k) Plan.

                                   ARTICLE III
                                   CONDITIONS

        3.1 Conditions to the Obligations of Buyer and Buyer Subsidiary to Effect the Merger. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any of which (except for the condition set forth in Section 3.1(d)) may be waived in writing by Buyer and Buyer Subsidiary:

                (a) Accuracy of Representations and Warranties; Compliance with Covenants. The representations and warranties of the Company contained in Article VI hereof shall be true and correct (1) in all material respects as of the date hereof and (2) except as would not have a Material Adverse Effect, immediately before the Effective Time, except for those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date (provided that, for both clauses (1) and (2), where any representation or warranty in
        Article VI hereof is expressly qualified by Material Adverse Effect language or other materiality qualifier, such representation or warranty shall be true and correct in all respects); the Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time.

                (b) Absence of Material Adverse Effect. There shall not have been, since the date hereof any event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect.

                (c) Officers' Certificate. Buyer and Buyer Subsidiary shall have received a certificate signed by the Chief Executive and Chief Financial Officers of the Company to the effects set forth in paragraphs (a) and
        (b) of this Section 3.1.

                (d) Stockholder Adoption of Agreement. This Agreement shall have been adopted at the meeting of the stockholders of the Company referred to in Section 2.2 hereof by the vote required by the DGCL and the Company's Certificate of Incorporation and Bylaws.

                (e) Absence of Litigation, Injunctions. No court or other governmental entity shall have initiated proceedings to restrain or prohibit the Merger or force rescission, unless such governmental entity shall have withdrawn and abandoned any such proceedings before the time that otherwise would have been the Effective Time and there shall not have been any law or order that would require the divestiture by the Buyer or Buyer Subsidiary of a material portion of their respective businesses, assets, or properties, taken as a whole, or impose any material limitation on the ability of the Buyer or Buyer Subsidiary, taken as a whole, to conduct their respective businesses and own their assets and properties, taken as a whole, following the Closing. There shall not be in effect any injunction, writ, preliminary restraining order, or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby, or any of them, not be consummated as so provided or any statute, rule, or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby, or any of them, illegal.

                (f) Consents. The Company, Buyer, and Buyer Subsidiary shall have obtained the written consents listed on Schedule 3.1(f), if any.

                (g) Financing. Buyer or Buyer Subsidiary shall have obtained funds in the amount of the Senior Commitments and the Mezzanine Commitment (each, as defined in Section 7.4 hereof).

                (h) Dissenting Shares. The holders of not more than 10% of the issued and outstanding shares of Company Common Stock (excluding shares for which the holders have withdrawn such action) shall have taken such action before or at the time of the stockholders' vote as is necessary as of that time to entitle them to the statutory appraisal rights referred to in Section 1.6 hereof.

                (i) Non-Competition Agreement. Mr. Benhamou shall have executed and delivered to Buyer and Buyer Subsidiary a non-competition agreement substantially in the form of Exhibit C hereto (the "Non-Competition Agreement").

                (j) Employment Agreement. Mr. Benhamou shall have executed and delivered to Buyer and Buyer Subsidiary an employment and release agreement containing the terms and provisions set forth in Exhibit D hereto and such other terms and provisions as the parties shall agree (the "Employment Agreement").

                (k) Net Working Capital. Immediately before the Effective Time, the Company shall have Net Working Capital (i.e., Current Assets minus Current Liabilities), as such capitalized terms are defined in United States generally accepted accounting principles, of at least $49.5 million, and Buyer shall have been provided a certificate signed by the Company's Chief Financial Officer to such effect.

                (l) Inventory. The cumulative negative amount of all book-to-physical adjustments (netting positive amounts against negative amounts) to the Company's inventories from April 1, 2001 to the day of the Closing, including any such adjustment required as a result of the physical inventory taken pursuant to Section 2.15, shall not exceed $500,000.

                (m) Title Insurance. The Company shall have provided to Buyer and Buyer Subsidiary surveys and standard commitments to insure title in amounts reasonably acceptable to Buyer covering each parcel of real property owned by the Company or any of its Subsidiaries. Such commitments shall show, as of a date no more than five days prior to the Closing, that the Company or one of its Subsidiaries has title in fee simple to all such real property subject only to easements, covenants and other restrictions which do not materially adversely affect the current use of such real property, shall commit to delete all standard exceptions, and shall not show any material inaccuracy in any representation made with respect to such real property in Section 6.9 hereof.

        3.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the condition set forth in Section 3.2(c)) may be waived in writing by the Company:

                (a) Accuracy of Representations and Warranties; Compliance with Covenants. The representations and warranties of Buyer and Buyer Subsidiary contained in Article VII hereof shall be true and correct in all material respects immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date), except to the extent any inaccuracy in any such representation or warranty, individually or in the aggregate, does not materially impair the ability of Buyer or Buyer Subsidiary to consummate the transactions contemplated hereby; Buyer and Buyer Subsidiary shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by them immediately before the Effective Time.

                (b) Officers' Certificate. The Company shall have received a certificate signed by a duly authorized officer of Buyer and Buyer Subsidiary to the effects set forth in paragraph (a) of this Section 3.2.

                (c) Stockholder Adoption of Agreement. This Agreement shall have been adopted at the meeting of the stockholders of the Company referred to in Section 2.2 hereof by the vote required by the DGCL and the Company's Certificate of Incorporation and Bylaws.

                (d) Absence of Litigation, Injunctions. No court or other governmental entity shall have initiated proceedings to restrain or prohibit the Merger or force rescission, unless such governmental entity shall have withdrawn and abandoned any such proceedings before the time that otherwise would have been the Effective Time and there shall not have been any law or order that would require the divestiture by the Buyer or Buyer Subsidiary of a material portion of their respective businesses, assets, or properties, taken as a whole, or impose any material limitation on the ability of the Buyer or Buyer Subsidiary, taken as a whole, to conduct their respective businesses and own their assets and properties, taken as a whole, following the Closing. There shall not be in effect any injunction, writ, preliminary restraining order, or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby, or any of them, not be consummated as so provided or any statute, rule, or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby, or any of them, illegal.

                                   ARTICLE IV
                                     CLOSING

        4.1 Time and Place. Subject to the provisions of Articles III and V hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Ervin, Cohen & Jessup LLP, Beverly Hills, California on the same business day as, and promptly following, the meeting of stockholders referred to in Section 2.2 hereof or at such other place or at such other time as Buyer and the Company may mutually agree upon for the Closing to take place.

        4.2 Deliveries at the Closing. Subject to the provisions of Articles III and V hereof, at the Closing:

                (a) there shall be delivered to Buyer, Buyer Subsidiary, and the Company the opinions, certificates, and other documents and instruments the delivery of which is contemplated under Article III hereof;

                (b) Buyer Subsidiary shall cause the Certificate of Merger to be filed as provided in Section 1.3 hereof, and the Company and Buyer Subsidiary shall take all other lawful actions and do all other lawful things necessary to cause the Merger to become effective; and

                (c) subject to the rights of the Surviving Organization to receive a refund of amounts remaining in the Fund one year after the Effective Time under Section 1.8 hereof, Buyer or Buyer Subsidiary shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund in Section 1.8 hereof.

                                    ARTICLE V
                           TERMINATION AND ABANDONMENT

        5.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

                (a) by mutual written agreement of Buyer, Buyer Subsidiary, and the Company;

                (b) by Buyer, Buyer Subsidiary, or the Company, if the Merger shall not have been consummated on or before August 31, 2001 (which date may be extended by mutual agreement of Buyer, Buyer Subsidiary, and the Company), unless such failure of consummation shall be due to the failure by the party seeking to terminate this Agreement to comply in all material respects with the terms hereof;

                (c) by Buyer or Buyer Subsidiary, if (1) any of the conditions set forth in Section 3.1 hereof shall become impossible to fulfill other than for reasons totally within the control of Buyer or Buyer Subsidiary, but only if the failure of such condition did not result from the breach by Buyer or Buyer Subsidiary of any of their representations, warranties, or covenants hereunder, and such condition shall not have been waived under Section 8.4 hereof, (2) the stockholders of the Company shall fail to adopt this Agreement by the vote required by the DGCL and the Company's Certificate of Incorporation and Bylaws at the first meeting of stockholders called for that purpose or any adjournment thereof, or (3) the Board of Directors of the Company approves or recommends a Third-Party Acquisition Offer;

                (d) by the Company, if any of the conditions set forth in
        Section 3.2 hereof shall become impossible to fulfill other than for reasons totally within the control of the Company, but only if the failure of such condition did not result from the breach by the Company of any of its representations, warranties, or covenants hereunder, and such condition shall not have been waived under Section 8.4 hereof; or

                (e) by the Company, at any time before the vote on the proposal to adopt this Agreement at the meeting of the Company's stockholders, or any adjournment thereof, upon five business days' prior written notice to Buyer, if the Board of Directors of the Company shall have approved or recommended a Superior Offer; provided, however, that, before termination, (1) the Company shall have complied with Section 2.3, (2) the Board of Directors of the Company shall have determined in the good-faith exercise of its fiduciary duties, after consultation with its outside legal counsel and financial adviser, that the Superior Offer is more favorable to the Company's stockholders than the Merger, and (3) the Company shall have notified Buyer in writing of its intention to enter into an agreement with respect to a Superior Offer and shall have provided Buyer with the latest version of the documentation for such transaction; and provided, further, that, during the five-business-day notice period, the Company shall negotiate in good faith with Buyer to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby, and the notice of termination shall not be effective unless the Company's Board of Directors shall have determined in good faith, after consultation with its outside legal counsel and financial adviser, that any written offer provided by Buyer during such five-business-day notice period is not at least as favorable to the Company's stockholders as the Superior Offer.

        5.2 Procedure and Effect of Termination. If this Agreement is terminated by one or more of the parties under Section 5.1 hereof, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties hereto. If this Agreement is validly terminated as provided herein, and the transactions contemplated hereby are not consummated, this Agreement shall be void and no party hereto shall have any liability or further obligation to any other party to this Agreement; provided, however, that termination shall not affect (a) the rights and remedies available to a party as a result of the breach by the other party or parties hereto, (b) the provisions of the Confidentiality Agreement or Section 8.1 hereof, or (c) the obligations of Buyer and the Company under Section 5.3 hereof.

        5.3 Termination Fees.

                (a) If this Agreement is terminated by Buyer or Buyer Subsidiary under Section 5.1(b) or Section 5.1(c)(1) hereof or by the Company under
        Section 5.1(b) hereof, and, in either case, (1) the condition to consummating the Merger set forth in Section 3.1(g) hereof has not been satisfied, and (2) the conditions set forth in the other subsections of
        Section 3.1 have been satisfied or are deemed satisfied as of the date of termination (substituting "the date of termination" for "the Effective Time" as it appears in those subsections, wherever appropriate), then, at the request of the Company, Buyer and the Company shall jointly instruct the Escrow Agent to pay the Company $3 million in cash within two business days after the notice of such termination. For purposes of clause (2) of this Section 5.3: (A) the condition set forth in Section 3.1(c) shall be deemed satisfied if the conditions set forth in Sections 3.1(a) and 3.1(b) are satisfied; (B) the condition set forth in Section 3.1(f) shall be deemed satisfied in the absence of reasonable evidence that such condition would not have been satisfied at or before the Effective Time; (C) the conditions set forth in Sections 3.1(i) and
        (j) shall be deemed satisfied unless Mr. Benhamou shall have notified Buyer in writing that he will not execute and deliver any such agreement at the Effective Time or has failed to execute any such agreement within two business days after being requested to do so by Buyer; and (D) the condition set forth in Section 3.1(e) shall be deemed satisfied unless the Buyer requests within five business days of any such termination that the inventory contemplated by Section 2.15 be conducted, and if so requested, shall be deemed satisfied if the condition is satisfied in accordance with its terms. Buyer and Buyer Subsidiary acknowledge and agree that Buyer's and Buyer Subsidiary's agreement to deposit $3 million in escrow pursuant to the Escrow Agreement for the purpose of ensuring payment of the termination fee is a material inducement to the Company to execute, deliver, and initiate performance of this Agreement notwithstanding the fact that, as of the date of this Agreement, Buyer and Buyer Subsidiary lack sufficient funds with which to complete the Merger on the terms hereof. Successful exercise by the Company of the right to receive a termination fee under this Section 5.3(a) shall constitute an election of remedies and shall preclude the Company from any other remedy against Buyer or Buyer Subsidiary to which the Company may otherwise be entitled under this Agreement, at law or in equity, or otherwise because of a breach by Buyer or Buyer Subsidiary of its representations or obligations under Sections 2.13 or 7.4.

                (b) If:

                        (1) this Agreement is terminated pursuant to Section
                5.1(c)(3) or 5.1(e);

                        (2) a Third-Party Acquisition Offer shall have been made
                to the Company or shall have otherwise become known publicly prior to such termination and shall not have been withdrawn, this Agreement shall have been terminated by Buyer and Buyer Subsidiary pursuant to Section 5.1(b) or 5.1(c)(1), the Company shall be in or shall have committed a material and intentional breach of any of its agreements and obligations hereunder, and within 12 months after termination the Company shall have entered into an agreement with respect to, or consummated, any Third-Party Acquisition Offer; or

                        (3) this Agreement is terminated pursuant to Section
                5.1(c)(1) because of the failure of the condition set forth in
                Section 3.1(h), prior to such termination a Third-Party Acquisition Offer shall have been made to the Company or shall have otherwise become known publicly and shall not have been withdrawn and the Board of Directors of the Company has failed to publicly reconfirm and recommend the Merger within five business days after being requested to do so by Buyer, the condition set forth in Section 3.1(g) shall not have been satisfied, and within 12 months after termination, the Company shall have entered into an agreement with respect to, or consummated, any Third-Party Acquisition Offer;

        then, the Company shall pay to Buyer a fee equal to $3.25 million in cash, plus an amount in cash, not to exceed $3.75 million, equal to all documented out-of-pocket expenses and fees incurred by Buyer (including financing commitment fees and fees and expenses payable to legal, accounting, financial, and other professional advisers) arising out of, in connection with or related to this Agreement, the Merger, or the transactions contemplated by this Agreement. For purposes of clauses (2) and (3) above, the percentage "50%" shall be substituted for "10%" in the definition of Third-Party Acquisition Offer. Such fees shall be paid by wire transfer of immediately available funds to an account designated by Buyer; in the case of clause (1) above, within three business days after termination by Buyer or, if terminated by the Company, prior to such termination, or in the case of clauses (2) and (3) above, within three business days after the first to occur of entering into such agreement or consummation (provided, however, the Company shall be required to pay out-of-pocket expenses and fees pursuant to this Section 5.3(b) within three business days after notice of such fees and expenses has been provided by Buyer to the Company). It shall be a condition to termination of this Agreement by the Company pursuant to any paragraph of Section 5.1 that requires payment of such fees upon termination pursuant thereto, that such payment has been made. The successful exercise by Buyer of the right to receive a termination fee and expense reimbursement under Section 5.3(b)(2) shall constitute an election of remedies and shall preclude Buyer or Buyer Subsidiary from any other remedy against the Company to which Buyer or Buyer Subsidiary may otherwise be entitled under this Agreement, at law or in equity, or otherwise because of such breach by the Company.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

        Except as set forth in the Schedules to this Agreement, the Company represents and warrants to Buyer and Buyer Subsidiary as follows:

        6.1 Corporate Organization. Each of the Company and the corporations listed on Schedule 6.1 under the heading "Subsidiaries" and L.A. Estilos (collectively, the "Subsidiaries") is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified on Schedule 6.1) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. The copies of the charter and bylaws (or similar organizational documents) of the Company and each Subsidiary provided to Buyer by the Company are complete and correct as of the date hereof.

        6.2 Capitalization. The authorized capital stock of the Company consists of ten million shares of Company Common Stock, of which, as of the date of this Agreement, 5,294,598 shares are issued and outstanding, and 500,000 shares of Preferred Stock, $.001 par value, none of which, as of the date of this Agreement, is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory preemptive rights. There are no outstanding subscriptions, options, warrants, calls, or other agreements or commitments under which the Company or any Subsidiary is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity interests, except for Options to purchase up to 722,500 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth on Schedule 6.2. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each Subsidiary, free and clear of all liens, security interests, pledges, charges, and other encumbrances. Schedule
6.2 contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association in which the Company or any Subsidiary has any direct or indirect equity ownership interest (other than the Subsidiaries). None of the outstanding shares of capital stock of the Company or any Subsidiary or the Options were granted in violation of any preemptive or similar rights. There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary is a party or of which the Company otherwise has knowledge with respect to the voting of capital stock of the Company or any Subsidiary.

        6.3 Authority. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Company Common Stock at the special meeting of shareholders referred to in
Section 2.2 hereof, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the adoption of this Agreement by its stockholders, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

        6.4 No Conflicts. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (b) except for the requirements under the HSR Act, compliance with the Exchange Act, and the filing of the Certificate of Merger with the Delaware Secretary of State, require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (c) violate any statute, law, ordinance, rule, or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ, or decree to which the Company or any of its Subsidiaries has been specifically identified as subject, or (d) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of the Company or any of its Subsidiaries under, any Material Contract (as defined in Section 6.10 hereof).

        6.5 SEC Reports; Financial Statements; No Undisclosed Liabilities.

                (a) The Company has made available to Buyer, in the form filed with the SEC, all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC from January 1, 1998 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings, other than the Proxy Statement, are collectively called the "SEC Reports"). No SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. From January 1, 1998 to the date of this Agreement, the Company has filed all reports that it was required to file with the SEC under the Exchange Act and the rules and regulations of the SEC.

                (b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles.

                (c) There are no material liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, other than (1) liabilities disclosed or set forth in the most recent audited balance sheet contained in the SEC Reports (the "Balance Sheet"), (2) liabilities incurred in the ordinary course of business since the date of the Balance Sheet, (3) liabilities under, or required to be incurred under, this Agreement, and (4) liabilities (other than those in default) under contracts and agreements listed on Schedule 6.10 or the non-disclosure of which thereon does not represent a breach under
        Section 6.10 hereof.

                (d) The Company has made available to Buyer the Company's financial results for the month of February 2001.

        6.6 Absence of Certain Changes.

                (a) Except as disclosed in SEC Reports filed after the date of the Balance Sheet, but before the date hereof, from the date of the Balance Sheet to and including the date of this Agreement, the Company and the Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been any condition, circumstance, event, or occurrence that, individually or in the aggregate, has resulted or would be reasonably likely to result in a Material Adverse Effect.

                (b) Without limiting the generality of Section 6.6(a) hereof, since the date of the Balance Sheet, and except as disclosed in the SEC Reports filed after the date of the Balance Sheet, but before the date hereof, neither the Company nor any Subsidiary has:

                        (1) created, incurred, assumed, or guaranteed any
                material indebtedness or become subject to any material liabilities, except liabilities incurred in the ordinary course of business consistent with past practice;

                        (2) sold, assigned, or transferred any material amount
                of assets, except inventory sold in the ordinary course of business;

                        (3) suffered any extraordinary losses, whether or not
                covered by insurance, or, except in the ordinary course of business, forgiven or canceled any material claims or waived any right of material value;

                        (4) increased in any material respects its total number
                of employees or the compensation, bonuses, or benefits payable or to become payable to any directors, officers, employees, distributors, agents, or representatives, except for increases to its officers and employees in the ordinary course of business consistent with past practice or as required under any existing employment agreement;

                        (5) suffered any material work stoppage or labor
                dispute;

                        (6) changed in any material respects any of its
                accounting principles or the methods of applying such principles, other than as required by generally accepted accounting principles;

                        (7) declared, set aside, or paid any dividend or made
                any other distribution in respect of shares of its capital stock, except for dividends or distributions by any Subsidiary to the Company or another Subsidiary;

                        (8) split, combined, or reclassified any shares of its
                capital stock or made any other changes in its equity capital structure;

                        (9) purchased, redeemed, or otherwise acquired, directly
                or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

                        (10) issued any shares of its capital stock or granted
                any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of Options;

                        (11) amended its charter or bylaws (or similar
                organizational documents);

                        (12) made or permitted to have occurred any material
                change in practices with respect to the collection of accounts receivable;

                        (13) incurred any capital expenditures that exceeded
                $100,000 in the aggregate;

                        (14) entered into, adopted, modified, or terminated any
                Employee Plan;

                        (15) purchased any business, purchased any stock of any
                corporation other than the Company, or merged or consolidated with any person;

                        (16) incurred, assumed, or guaranteed any indebtedness
                for money borrowed other than (A) borrowing incurred for working capital purposes under the Company's existing revolving credit facility and (B) intercompany indebtedness; or

                        (17) except for this Agreement, entered into any
                commitment to do any of the foregoing.

        6.7 Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement is mailed to Company stockholders, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will not, at the time of the meeting of stockholders to which the Proxy Statement relates, as then amended or supplemented, omit to state any material fact necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting (except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information furnished to the Company by Buyer or Buyer Subsidiary for inclusion in the Proxy Statement).

        6.8 Tax Matters.

                (a) The Company and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign tax returns (collectively, "Tax Returns") required to be filed by them with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, property, excise, sales, use, and other taxes of whatever kind (collectively, including any interest or penalties thereon, "Taxes") and have paid all Taxes owed (whether or not shown on such Tax Returns) to the extent such Taxes have become due.

                (b) No Tax Returns filed by the Company or any of its Subsidiaries are the subject of pending audits as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has received, before the date of this Agreement, a notice of deficiency or assessment of additional Taxes that remains unresolved. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

                (c) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Internal Revenue Code of 1986 (the "Code")) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was the Company.

                (d) The Company and each of its Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws of any country or subdivision thereof, and have, within the time and in the manner prescribed by law, withheld from employees' wages and paid over to the proper governmental authorities all amounts required to be so paid.

                (e) Neither the Company nor any of its Subsidiaries has agreed or is required to include in income or make any material adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting or otherwise. Neither the Company nor any of its Subsidiaries has disposed of any material property in a transaction being accounted for under the installment method pursuant to Code Section 453.

                (f) Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

                (g) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
        Section 897(c)(1)(A)(ii).

                (h) Neither the Company nor any of its Subsidiaries is a party to any tax-allocation or tax-sharing agreement other than between the Company and the Subsidiaries.

                (i) The Company has delivered to Buyer true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to the Company and each of its Subsidiaries.

                (j) No property of the Company or its Subsidiaries is "tax exempt use property" within the meaning of Code Section 168(h).

                (k) None of the Company or any of its Subsidiaries has made any payment, or is a party to any contract, agreement, or arrangement that could obligate it to make any payment that would, but for the provisions of clause (ii) of Code Section 280G(b)(2)(A), constitute a "parachute payment" within the meaning of Code Section 280G.

        6.9 Properties.

                (a) Owned Real Property. Schedule 6.9(a) sets forth a list of each parcel of real property owned in fee simple by the Company or any of its Subsidiaries, and such parcels, along with all buildings, fixtures (including trade fixtures) and any other improvements located thereon and all rights, easements, privileges, and other appurtenances thereto belonging or in any way appertaining are referred to as the "Owned Real Property." One or more of the Company and its Subsidiaries has good and valid title to the Owned Real Property, free and clear of all mortgages, liens, security interests, charges, and encumbrances, except for those easements, covenants, and other restrictions that do not materially adversely affect the current use of such real property. Neither the Company nor any of its Subsidiaries has received written notice from any insurance company that it will require alteration of any Owned Real Property for continuance of a policy insuring such Owned Real Property or the maintenance of insurance rates with respect thereto. Neither the Company nor any of its Subsidiaries has entered into nor has any knowledge of any written development agreement or other written agreement that limits the Company's or any of the Subsidiaries' ability to protest Taxes, fixes minimum Taxes, or requires continued business operations. Neither the Company nor any of its Subsidiaries has received any written notice nor has any knowledge of any special assessments to be made against the Owned Real Property by any authority. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice nor has any knowledge of any pending or threatened governmental action that would impair access to the Owned Real Property. There are no sales contracts, lease agreements, options to purchase, or rights of first refusal or similar agreements with respect to any of the Owned Real Property now in effect, and no person other than one or more of the Company and its Subsidiaries is entitled to possession of any of the Owned Real Property.

                (b) Leased Real Property. Schedule 6.9(b) sets forth a list, as of the date hereof, of all leases, subleases, licenses, and other agreements (collectively, the "Real Property Leases") under which the Company or any Subsidiary uses, occupies, or has the right to use or occupy, now or in the future, any real property. Each Real Property Lease is valid, binding, in full force and effect, and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity); all rent and other sums and charges payable by the Company or any Subsidiary as tenant thereunder are current and not delinquent; no notice of default or termination under any Real Property Lease is outstanding; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any other party to any Real Property Lease is in breach of any provision thereof, no termination event or condition or uncured default on the part of the Company or the Subsidiary (or, to the knowledge of the Company, any other party) exists under any Real Property Lease, and no event has occurred and no condition exists that constitutes or, with the giving of notice or the lapse of time or both, would constitute, such a default or termination event or condition. The Company has provided to the Buyer correct and complete copies of each of the Real Property Leases. The consummation of the transactions contemplated by this Agreement will not constitute a default or event of default under any Real Property Lease.

                (c) General Real Property Matters. The real property described in Schedule 6.9(a) and the real property subject to the leases described in Schedule 6.9(b) constitute the only real property used by the Company and its Subsidiaries in the conduct of their businesses. The buildings, plants, and structures of the Company and its Subsidiaries that are used in the operation of their respective businesses are in good condition and repair (ordinary wear and tear excepted) and do not encroach upon any property not owned or leased by the Company or its Subsidiaries.

                (d) Personal Property. The Company or one or more of the Subsidiaries has good and marketable title to, or a valid leasehold interest in, all personal property used in the operation of their businesses (including good and marketable title to all personal property reflected in the Balance Sheet other than inventory or supplies sold or used since the date of the Balance Sheet in the ordinary course of business), in each case free and clear of all mortgages, liens, security interests, charges, and encumbrances (other than those evidenced by any lease, contract, or agreement that is described on Schedule 6.9(d)). Each material item of equipment or machinery owned by the Company or its Subsidiaries or used by any of them in the operation of their businesses is in good condition and repair, ordinary wear and tear excepted.

        6.10 Material Contracts.

                (a) Schedule 6.10 sets forth a list, as of the date hereof, of all of the following contracts and agreements to which the Company or any Subsidiary is a party, or by which any of their properties or assets are subject, whether written or unwritten (collectively, the "Material Contracts"):

                        (1) any purchase order, agreement, or commitment
                involving more than $1 million entered into by the Company or the Subsidiary to purchase or sell any products or services that is not terminable by the Company or the Subsidiary without payment or penalty upon 30 days' notice;

                        (2) any loan agreement, promissory note, indenture,
                letter of credit, or other agreement or instrument evidencing or providing for the borrowing of money, any consignment agreement, any contract or agreement for the deferred purchase price of property (excluding normal trade payables), or any agreement or instrument guaranteeing any indebtedness, letters of credit, or obligations to pay the deferred purchase price of property (other than normal trade payables) or to reimburse the maker of any letter of credit or banker's acceptance or any endorsement of any promissory note, bill of exchange, or other negotiable instrument (other than endorsements of negotiable instruments for collection in the ordinary course of business);

                        (3) any agreement guaranteeing any obligations of any
                person;

                        (4) any forward-purchase or hedging contract;

                        (5) any joint venture, partnership, or other arrangement
                involving a sharing of profits;

                        (6) any employment, consulting, severance, or stay-pay
                agreement or arrangement;

                        (7) any non-competition or similar agreement;

                        (8) any agreement for the sale or lease of any material
                assets, other than for the sale of inventory in the ordinary course of business;

                        (9) any mortgage, deed of trust, security agreement,
                collateral-sharing agreement, or other agreement creating a lien on any assets, including any capital lease;

                        (10) any lease (either as lessor or lessee) of personal
                property;

                        (11) any agreement to pay or receive any royalty or
                license fee or to license (either as licensor or licensee) any intellectual property rights (other than customary non-negotiated licenses of off-the-shelf computer software);

                        (12) any agreement under which the Company or any
                Subsidiary acquired or disposed of any business;

                        (13) any agreement for capital expenditures;

                        (14) any agreement with any of the Company or its
                Subsidiaries' officers or directors or their affiliates or with any holders of more than 5% of the Company Common Stock or their affiliates; and

                        (15) any other agreement that was not entered into in
                the ordinary course of business.

                (b) (1) All Material Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws related to the enforcement of creditors' rights or by general principles of equity;
        (2) neither the Company nor any Subsidiary is in breach of any Material Contract, which breach, individually, would require the payment of $10,000 or more by the Company, and which breaches, in the aggregate, would require the payment of $125,000 or more by the Company or give the other party thereto a right of termination thereunder; (3) no event has occurred that constitutes, or after the giving of notice or passage of time or both, would constitute, a default or event of default under any Material Contract by or in respect of the Company or any Subsidiary; (4) to the knowledge of the Company, no other party to a Material Contract is in breach of any material provision thereof; (5) to the knowledge of the Company, no event has occurred that constitutes, or after the giving of notice or passage of time or both, would constitute, a default or event of default under a Material Contract by or in respect of any other party thereto.

                (c) Correct and complete copies of each written Material Contract and summaries of each unwritten Material Contract have been provided by the Company to Buyer.

                (d) Each of the following contracts to which the Company or any Subsidiary is a party (which shall be deemed a Material Contract for purposes of Section 6.10(b) only) was entered into in the ordinary course of business, consistent with past practice:

                        (1) any sales agency, advertising, promotional,
                brokerage, or distribution agreement;

                        (2) any agreement that includes provisions regarding
                minimum volumes or volume discounts; or

                        (3) any agreement under which a rebate, discount, bonus,
                commission, or other payment with respect to the sale of any product will be payable or required after the Effective Time.

        6.11 Intellectual Property.

                (a) Schedule 6.11 sets forth a list, as of the date hereof, of the following:

                        (1) all United States, state, and foreign patents,
                trademark, and service mark registrations, copyright registrations, and applications owned by or, if so noted on
                Schedule 6.11, licensed to the Company or any Subsidiary, except those licensed by the Company or the Subsidiary under customary non-negotiated licenses of off-the-shelf computer software; and

                        (2) all licenses granted to or by the Company or any
                Subsidiary under written agreements pertaining to patents, patent applications, proprietary technology, inventions, trademarks, service marks, trade names, copyrights, or other intellectual property (collectively with the rights listed pursuant to clause (1) above, "Intellectual Property"), except customary non-negotiated licenses by the Company or the Subsidiary as licensee of off-the-shelf computer software; the Intellectual Property, together with all other brand marks, brand names, trade names, logos, package designs, formulae, inventions, trade secrets, manufacturing processes, manuals, and other proprietary rights and intellectual property of the Company and the Subsidiaries, are referred to as "Proprietary Rights."

                        (b) (1) The Company or one of its Subsidiaries owns the
                Intellectual Property and has the exclusive right to use (without any license fees, charges, or other payment obligations that are not listed on Schedule 6.11) and the right to bring actions for the infringement of, the Intellectual Property and the right to use the Proprietary Rights (without any license fees, charges, or other payment obligations that are not listed on Schedule 6.11).

                        (2) The operation of the business of the Company and the
                Subsidiaries does not infringe on the patents, trademarks, service mark registrations, copyright registrations, applications therefor, or other intellectual property rights of any person, and, to the knowledge of the Company, there are no allegations by any person to the contrary and there is no pending patent, trademark, service mark, or copyright application of any other person that, if issued or registered, would be infringed upon by the operations of the Company or the Subsidiaries.

                        (3) No licenses, sub-licenses, or agreements pertaining
                to any of the Intellectual Property have been granted by the Company or the Subsidiaries.

                        (4) Neither the Intellectual Property nor the other
                Proprietary Rights are subject to any liens.

                        (5) No patents, trademarks, tradenames, service marks,
                copyrights, formulae, inventions, trade secrets, or other intellectual property are used by the Company or the Subsidiaries in the conduct of their businesses except the Intellectual Property, other Proprietary Rights, and customary non-negotiated licenses of off-the-shelf computer software.

                        (6) The Company and the Subsidiaries have taken all
                steps reasonably required to maintain the Intellectual Property, including timely payment of all fees and timely filing of all documents required under applicable legal requirements.

        6.12 Litigation. No claim, action, litigation, governmental investigation, administrative, arbitration, or other proceeding by or before any court or other governmental entity is pending or, to the knowledge of the Company, threatened against or relating to the Company, any Subsidiary, their assets, properties, or businesses. Neither the Company nor any Subsidiary is subject to any order of any court or other governmental entity.

        6.13 Compliance with Laws; Licenses and Permits.

                (a) The Company and its Subsidiaries have substantially complied with, and are not in violation of, any laws, ordinances, and regulations or other governmental restrictions, orders, judgments, or decrees applicable to their respective businesses, including individual products marketed by them, except where failure to comply would not have a Material Adverse Effect.

                (b) All licenses, franchises, permits, and other governmental authorizations of the Company and its Subsidiaries are valid and sufficient for all businesses presently carried on by the Company and its Subsidiaries, and the Company and its Subsidiaries are not in violation of any such material license, franchise, permit, or other governmental authorization, except where failure to maintain any such franchise, permit, or authorization would not have a Material Adverse Effect.

        6.14 Brokers and Finders. Except for the fees of Houlihan, Lokey, Howard & Zukin payable under the engagement letter with the Company dated May 8, 2000, there are no claims for brokerage commissions, finders' fees, investment advisory fees, or similar compensation in connection with this Agreement or the transactions contemplated hereby based on any arrangement, understanding, commitment, or agreement made by or on behalf of the Company or its Subsidiaries, obligating the Surviving Organization, Buyer, or Buyer Subsidiary to pay such claim.

        6.15 Employee Benefits.

                (a) Each employee pension benefit plan ("Pension Plan"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3(1) of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other material employee benefit plan, agreement, commitment, or arrangement, including any such plan, agreement, commitment, or arrangement maintained for or covering employees employed outside of the United States ("Benefit Plan"), which is currently maintained by the Company or any of its ERISA Affiliates (as defined in Paragraph (i) of this Section 6.15) or to which the Company or any of its ERISA Affiliates currently contributes or is under any current obligation to contribute, or under which the Company or any of its ERISA Affiliates has any current or potential liability (collectively, the "Employee Plans" and individually, an "Employee Plan") is listed in Schedule 6.15 and, to the extent an Employee Plan is evidenced by documents, true and complete copies thereof have been delivered or made available to Buyer. In addition, copies of the annual report (Form 5500 Series) required to be filed with any governmental agency with respect to each Pension Plan and Welfare Plan for the three most recent plan years of such plan for which reports have been filed have been delivered or made available to Buyer.

                (b) The Company and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Employee Plans, ERISA, the Code, or other applicable laws, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans. No Pension Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in that Code Section), whether or not material, as of the last day of the most recent plan year of such plan.

                (c) Each Employee Plan (and any related trust or other funding instrument) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws and regulations (other than adoption of any Pension Plan amendments for which the remedial amendment period has not yet expired), and all material reports required to be filed with any governmental agency with respect to each Employee Plan have been timely filed.

                (d) There is no material litigation, arbitration, or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its ERISA Affiliates or, to the knowledge of the Company, any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any participant or beneficiary with respect to any Employee Plan as of the date of this Agreement. Neither the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Employee Plan.

                (e) Neither the Company nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

               (f) No Employee Plan provides health, dental, life insurance, or similar welfare benefits to any employee of the Company or any ERISA Affiliate, or any dependent of such employee, following termination of the employee's employment, except as may be required by Code Section 4980B or any similar state law.

                (g) No representation has been made to any employee with respect to any Employee Plan that would entitle the employee to benefits greater than or in addition to the benefits provided by the actual terms of the Employee Plan, including representations as to post-retirement health or death benefits. No representation or promise has been made to any such employee that any new Employee Plan is to be established.

                (h) No employee of the Company or any of its ERISA Affiliates is a party to any employment or other agreement that entitles him or her to compensation, severance pay, or other consideration upon the acquisition by any person of control of the Company, or to benefits or increased benefits under any Employee Plan covering such employee as a result of such acquisition of control. The consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not entitle any person to, accelerate the time of payment or vesting of, or increase the amount of, any compensation or any benefit under any Employee Plan.

                (i) For purposes of this Section 6.15, "ERISA Affiliate" means
        (1) any trade or business with which the Company is under common control within the meaning of Section 4001(b) of ERISA, (2) any corporation with which the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, (3) any entity with which the Company is under common control within the meaning of Section 414(c) of the Code, (4) any entity with which the Company is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and (5) any entity with which the Company is aggregated under
        Section 414(o) of the Code.

        6.16 Environmental Matters. Except as set forth in the SEC Reports or on
Schedule 6.16:

                (a) (1) to the knowledge of the Company, except for noncompliance that would not have, individually or in the aggregate, a Material Adverse Effect, each of the Company and the Subsidiaries is and, at all times has been, in compliance with all applicable federal, state, local, and foreign laws, rules, regulations, ordinances, orders, decrees, and other legal requirements relating to pollution, compensation for damage or injury caused by pollution, or protection of the environment (including indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species), human health, or natural resources (collectively, "Environmental Laws");

                (2) to the knowledge of the Company, except for noncompliance that would not have, individually or in the aggregate, a Material Adverse Effect, each of the Company and the Subsidiaries holds all permits, licenses, registrations, exemptions, and other filings with or authorizations by any governmental authority under any Environmental Law (collectively, "Environmental Permits"), each of which is in full force and effect, required for any of its current operations and for any property owned, leased, or otherwise operated by it, and each of the Company and the Subsidiaries is, and within the period of all applicable statutes of limitation has been, in compliance with all such Environmental Permits;

                (3) to the Company's knowledge, no review by, or approval of, any governmental authority or other person is required under any Environmental Law in connection with the execution or delivery of this Agreement or in connection with the consummation of the transactions contemplated hereby;

                (4) there is no Environmental Claim (as defined in paragraph (b) below) pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries; and

                (5) to the knowledge of the Company, except for Environmental Conditions (defined below) that would not have, individually or in the aggregate, a Material Adverse Effect, there are no past or present actions, activities, circumstances, conditions, events, or incidents (collectively "Environmental Conditions") that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person whose liability for such Environmental Claim any of them has or may have retained or assumed either contractually or by operation of law.

                (b) As used in this Section 6.16, an "Environmental Claim" means any written claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice by any person alleging noncompliance, violation, or potential liability (including liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines, or penalties) arising out of, relating to, based on, or resulting from (1) the presence, discharge, emission, release, or threatened release of any Hazardous Substances (as defined in paragraph (d) below) at any location, whether or not owned by the Company or the Subsidiaries, (2) any violation or alleged violation of any Environmental Law or Environmental Permit, or (3) otherwise relating to obligations or liabilities under any Environmental Law.

                (c) Without limiting the generality of Section 6.16(a), to the knowledge of the Company, except for noncompliance that would not have, individually or in the aggregate, a Material Adverse Effect, (1) all on-site and off-site locations where the Company or any Subsidiary has stored, disposed, or arranged for the disposal of Hazardous Substances are identified on Schedule 6.16(c); (2) all underground and aboveground storage tanks or other containment facilities, and the capacity and contents of such tanks or facilities, currently or formerly located on, in or under any real property owned, leased or operated by the Company or any Subsidiary (the "Real Property") are identified on
        Schedule 6.16(c); (3) all wells or other borings located on the Real Property are identified on Schedule 6.16(c); (4) there is no asbestos contained in or forming a part of any building, building component, structure, or office space on the Real Property; and (5) no polychlorinated biphenyls (PCBs) are used or stored at the Real Property or contained in any personal property at the Real Property.

                (d) To the knowledge of the Company, except for noncompliance that would not have, individually or in the aggregate, a Material Adverse Effect, there are not present in, on, or under the Real Property or, to the knowledge of the Company, in, on, or under real property formerly owned or leased by the Company or any Subsidiary ("Former Real Property") any Hazardous Substances. As used in this Section 6.16, "Hazardous Substances" means pollutants, contaminants, hazardous or toxic substances, hazardous or toxic wastes, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, radioactive substances, and all other chemicals, wastes, substances, and materials, whether or not defined as such, listed in, regulated by, or identified in any Environmental Law in such form or quantities as to create any liability or obligation under any Environmental Law or any other liability for the Company, any Subsidiary, or the Surviving Organization, or that could result in other liability under any Environmental Law. However, Hazardous Substances do not include those substances stored, maintained, handled or used in the ordinary course of business or other lawful activities conducted at the Real Property or Former Real Property. None of the Real Property or, to the knowledge of the Company, Former Real Property is being used, or has ever been used, in connection with the business of manufacturing, storing, transporting, handling, disposing, or treating Hazardous Substances. To the knowledge of the Company, neither the Company nor any Subsidiary has, in connection with the Real Property or in connection with Former Real Property, installed, used, generated, treated, disposed of, or arranged for the disposal of any Hazardous Substances in any manner so as to create any liability or obligation under any Environmental Law or any other liability for the Company, any Subsidiary, or the Surviving Organization.

                (e) To the knowledge of the Company, none of the Real Property or the Former Real Property is or ever has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or any similar federal, state, or local list, schedule, log, inventory, or database.

                (f) The Company has delivered to Buyer all reports, authorizations, disclosures, and other documents of which it is aware relating in any way to the status of any of the Leased Real Property or otherwise relating to the business of the Company and its Subsidiaries with respect to any Environmental Law.

        6.17 Business Relationships.

                (a) There are no outstanding material disputes with any of the 20 largest (by dollar volume) customers and vendors of the Company and its Subsidiaries, taken as a whole, during the most recently completed fiscal year. No such customer or vendor has refused to continue to do business with the Company or its Subsidiaries or has stated its intention not to continue to do business with the Company or its Subsidiaries or to materially reduce the amount of such business.

                (b) No current independent distributor, sales representative, or agent has stated any intention to terminate or materially change the terms of its relationship with the Company or its Subsidiaries which would have a Material Adverse Effect.

        6.18 Labor Disputes. There are no strikes, work stoppages, or slowdowns or labor disputes or claims of unfair labor practices against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. No employees are represented by a collective bargaining representative or otherwise subject to any union or association contract. To the knowledge of the Company, no union or association organizing or election activities involving any employees of the Company or its Subsidiaries are in progress or have been threatened since January 1, 1998.

        6.19 Inventories. The inventory of, and holdings of consigned products and materials by, the Company and its Subsidiaries are maintained at levels adequate for the continuation of the conduct of their businesses as presently being conducted. Except for forward-purchase and hedging contracts listed on
Schedule 6.10, neither the Company nor any Subsidiary has any arrangements for the purchase of inventory at a price in excess of the market price of such inventory at the time of the entry into the arrangement to purchase such inventory.

        6.20 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries are valid, genuine, and subsisting and arose out of bona fide transactions in the ordinary course of business. All of the prepaid expenses of the Company and its Subsidiaries have been incurred in the ordinary course of business.

        6.21 Insurance. Schedule 6.21 sets forth a list and summary description of all policies of insurance relating to the business of the Company and the Subsidiaries that are currently in force. All required premiums have been paid with respect to such insurance policies. Copies of all such insurance policies have been provided to Buyer.

        6.22 Opinion of Financial Adviser. The Company's Board of Directors has received the opinion of Houlihan, Lokey, Howard & Zukin to the effect that, as of the date of this Agreement, the consideration to be received by the Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

        6.23 Anti-Takeover Statutes. All necessary approvals have been granted by the Board of Directors of the Company under Section 203 of the DGCL so that neither the execution and delivery of the Voting Agreement nor the granting of the Irrevocable Proxy will limit, delay, or impair the consummation of the Merger or any other transaction by the Company, Buyer Subsidiary, or Buyer under
Section 203 of the DGCL.

        6.24 Stockholder Voting Requirement. The only stockholder vote necessary to consummate the Merger under the DGCL, any other applicable law, and the Company's Certificate of Incorporation and Bylaws is the affirmative vote of the holders of a majority of the Company Common Stock.

        6.25 Stock Options. All Options remaining outstanding immediately after the Effective Time, if any, shall represent upon exercise thereof only the right to receive the Merger Consideration for each share subject to the Option.

                                   ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES OF
                           BUYER AND BUYER SUBSIDIARY

        Buyer and Buyer Subsidiary represent and warrant to the Company as follows:

        7.1 Organization. Each of Buyer and Buyer Subsidiary is a limited liability company duly organized, validly existing, and in good standing under the LLC Act.

        7.2 Authority. Each of Buyer and Buyer Subsidiary has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by the Management Board and the Members of Buyer, and no further action of Buyer is necessary to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Buyer Subsidiary have been duly authorized by the sole Member of Buyer Subsidiary, and no further action of Buyer Subsidiary, other than the filing of the Certificate of Merger with the Delaware Secretary of State, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and Buyer Subsidiary and constitutes the legal, valid, and binding obligation of Buyer and Buyer Subsidiary, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

        7.3 No Conflicts. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (a) conflict with or result in a breach of the organizational documents, as currently in effect, of Buyer or Buyer Subsidiary, (b) except for the requirements under the HSR Act, compliance with the Exchange Act, and the filing of the Certificate of Merger with the Delaware Secretary of State, require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of Buyer or Buyer Subsidiary, (c) violate any statute, law, ordinance, rule, or regulation applicable to Buyer or Buyer Subsidiary or any injunction, judgment, order, writ, or decree to which Buyer or Buyer Subsidiary has been specifically identified as subject, or (d) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of Buyer or Buyer Subsidiary (excluding any breach, default, right, entitlement, notice or consent requirement, or lien that would not reasonably be likely to impair Buyer or Buyer Subsidiary's ability to consummate the Merger).

        7.4 Financing Commitments.

                (a) With respect to senior bank financing, Buyer has delivered to the Company a true and complete copy of a commitment of Bank of America, N.A. and a commitment of Sovereign Bank (the "Senior Commitments"). The Senior Commitments are in full force and effect, and neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions included in the Senior Commitments will not be satisfied before the Effective Time.

                (b) With respect to mezzanine financing, Buyer has delivered to the Company a true and complete copy of a commitment of Toronto Dominion Investment LLC (the "Mezzanine Commitment"). The Mezzanine Commitment is in full force and effect, and neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions included in the Mezzanine Commitment will not be satisfied before the Effective Time.

                (c) With respect to equity financing, Buyer has delivered to the Company a commitment letters of Michael Gusky and Norwest Equity Partners VII. Such commitments are in full force and effect, and neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions included therein will not be satisfied before the Effective Time.

                (d) The financings described in paragraphs (a) through (c) above, taken together with the available cash of Buyer, Buyer Subsidiary, and the Company, are in an amount sufficient to enable Buyer to pay when due, pursuant to the terms hereof, the Merger Consideration for each share of Company Common Stock, to make all other necessary payments by Buyer, Buyer Subsidiary, and the Surviving Organization in connection with the Merger (including the repayment of indebtedness of the Surviving Corporation as contemplated by the such financing commitments and the payment of any amounts payable in respect of Dissenting Shares), to provide a reasonable amount of working capital financing, and to pay related fees and expenses.

        7.5 Proxy Statement. None of the information to be supplied in writing by Buyer or Buyer Subsidiary specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, at the time of the meeting of stockholders to which the Proxy Statement, as then amended or supplemented, relates omit to state any material fact necessary to correct any statement that has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.

        7.6 Solvency. As of the date of this Agreement, before giving effect to the Merger or any portion of the financing for the Merger, the sum of the assets of Buyer, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities, and, after giving effect to the Merger and the financing for the Merger, the sum of the assets of Buyer, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, measured on a going-concern basis. Buyer has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted after the Merger, and Buyer has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. For purposes of the foregoing, contingent liabilities are computed at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

        7.7 Brokers. Buyer and Buyer Subsidiary have not, and no person acting on their behalf has, engaged any broker, finder, or intermediary in connection with the transactions contemplated by this Agreement, as a result of which the Company or any Subsidiary will have any legal responsibility.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

        8.1 Expenses. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses. Any such expenses incurred by the Company and not paid before the Effective Time shall be liabilities of the Surviving Organization; provided, however, that if the Merger is consummated, to the extent that the Company's costs and expenses incurred from and including January 1, 2001 with respect to legal, accounting, investment banking, financial advisory, and other professional fees and expenses of such persons specifically associated with the transactions contemplated by this Agreement (excluding costs and expenses relating to litigation) exceeds $1.5 million (with any such excess being referred to as the "Excess"), then the Merger Consideration shall be decreased by an amount determined by dividing the Excess by the number of shares of Company Common Stock outstanding immediately before the Effective Time together with the number of shares covered by then outstanding in-the-money stock options of the Company (the "Excess Expense Amount").

        8.2 Termination of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Schedules hereto) or in any certificate furnished under this Agreement shall not survive the Effective Time.

        8.3 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the meeting of stockholders contemplated by Section 2.2 hereof, the amount or form of the Merger Consideration shall not be modified.

        8.4 Waiver of Compliance; Consents. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived in writing by the Company or by Buyer and Buyer Subsidiary, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

        8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    If to Buyer or Buyer Subsidiary, to it at:

                      Michael H. Gusky
                      Aurafin LLC
                      6701 Nob Hill Road

                      Tamarac, Florida 33321

                             with a copy to:

                      Douglas P. Long
                      Faegre & Benson LLP
                      2200 Wells Fargo Center
                      90 South Seventh Street
                      Minneapolis, Minnesota 55402

               (b) If to the Company, to it at:

                      Guy Benhamou
                      OroAmerica, Inc.
                      443 North Varney Street
                      Burbank, California 91502

                             with a copy to:

                      Bertram K. Massing
                      Erwin, Cohen & Jessup LLP
                      9401 Wilshire Boulevard
                      Ninth Floor
                      Beverly Hills, California 90212

        8.6 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties (except that Buyer Subsidiary may assign to any other direct or indirect subsidiary of Buyer any rights of Buyer Subsidiary under this Agreement, provided that any such assignment will not relieve Buyer from any of its obligations under this Agreement). Except for the provisions of
Section 2.12, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

        8.7 Rules of Interpretation. As used in this Agreement,

                (a) "including" means "including without limitation";

                (b) "person" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, and a government or any department or agency thereof;

                (c) "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act;

                (d) "business day" means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the United States or the States of California and Florida;

                (e) all dollar amounts are expressed in United States funds;

                (f) the phrase "to the knowledge of the Company" or any similar phrase means the actual knowledge of one or more of the executive officers of the Company; and

                (g) all references to statutes or regulations are deemed to refer to such statutes and regulations as amended from time to time or as superseded by comparable successor statutory provisions.

        8.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without giving effect to conflict-of-laws principles.

        8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

        8.10 Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

        8.11 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties, other than those expressly set forth or referred to in this Agreement (including the Schedules and Exhibits hereto) or the Confidentiality Agreement.

        8.12 Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms hereof will continue in full force and effect and will in no way be affected, impaired, or invalidated.

        8.13 Equitable Remedies. The parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

        8.14 Attorneys' Fees. In any litigation or arbitration relating to this Agreement between the parties, including that with respect to any instrument, document, or agreement made under or in connection with this Agreement, the prevailing party (as determined by the court or the arbitration panel) shall be entitled to recover its out-of-pocket costs and reasonable attorneys' fees.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized persons on the date first written above.


                                            OROAMERICA, INC.

                                            By
                                              ----------------------------------
                                               Its
                                                  ------------------------------


                                            AURAFIN LLC


                                            By
                                              ----------------------------------
                                               Its
                                                  ------------------------------



                                            BENTLEY ACQUISITION LLC


                                            By
                                              ----------------------------------
                                               Its
                                                  ------------------------------

                                                                       EXHIBIT A

                                VOTING AGREEMENT

        This Voting Agreement is dated as of April 24, 2001, between Aurafin LLC, a Delaware limited liability company ("Buyer"), and Guy Benhamou, a stockholder (the "Stockholder") of OroAmerica, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        The Company, Buyer, and Bentley Acquisition LLC, a wholly owned subsidiary of Buyer ("Buyer Subsidiary"), are entering to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company shall merge with and into Buyer Subsidiary (as set forth in the Merger Agreement) and the existing stockholders of the Company shall receive cash in exchange for their shares of common stock of the Company.

        The Stockholder is a director, executive officer, and significant stockholder of the Company.

        The execution and delivery of this Agreement is a condition precedent to Buyer and Buyer Subsidiary entering into the Merger Agreement.

                                    AGREEMENT

        Now, therefore, the parties hereby agree as follows:

        1. Voting; Proxy.

                (a) At each meeting of the Company's stockholders convened to consider and vote upon the adoption of the Merger Agreement, the Stockholder shall vote all shares of common stock of the Company owned of record by him at the record date for the vote (excluding any shares for which the Stockholder's sole voting power results from his having been named as proxy pursuant to the proxy solicitation conducted by the Company in connection with the meeting, but including any other shares of common stock of the Company over which the Stockholder otherwise has voting power, by contract or otherwise) in favor of the adoption of the Merger Agreement.

                (b) Concurrently herewith, the Stockholder has executed and delivered to Buyer an irrevocable proxy in the form of Annex A hereto.

        2. No Solicitation.

                (a) Subject to Section 3 hereof, the Stockholder may not, directly or indirectly:

                        (1) take any action to seek, initiate, or solicit any
                offer from any person or group regarding a Third-Party Acquisition Offer; or

                        (2) except to the extent allowed under Section 2.3(b) of
                the Merger Agreement, engage in discussions concerning, or provide any non-public information or access to, any person or group that he has any reason to believe may be considering a Third-Party Acquisition Offer.

                (b) The Stockholder shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Third-Party Acquisition Offer.

        3. Stockholder Capacity. The Stockholder shall not be deemed to have made any agreement or understanding herein in his or her capacity as a director or officer of the Company and no action taken by the Stockholder in his capacity as an officer or director of the Company shall be deemed a breach of this Agreement. The Stockholder executes this Agreement solely in his capacity as the beneficial owner of the Stockholder's Company Common Stock.

        4. No Transfer. The Stockholder may not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of his shares of common stock of the Company. Notwithstanding the preceding sentence, the Stockholder may sell, pledge, assign, or otherwise transfer any of his shares of common stock of the Company if (a) at least five business days' written notice thereof (stating the identity of the intended recipient and the number of shares subject thereto) is provided to Buyer and (b) the intended transferee agrees in writing to be bound by this Agreement.

        5. Reasonable Efforts; Additional Agreements. Subject to the terms of this Agreement and the Merger Agreement, the Stockholder, in his capacity as a stockholder of the Company, and not in his capacity as an officer or director of the Company, shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper, or advisable that can be taken by a stockholder in accordance with applicable law to consummate the transactions contemplated by this Agreement and the Merger Agreement. Buyer agrees to execute and deliver or cause to be executed and delivered to Stockholder the Employment Agreement, as defined in the Merger Agreement, at the closing for such transactions.

        6. Representations and Warranties. The Stockholder represents and warrants to Buyer and Buyer Subsidiary as follows:

                (a) Authority. He has the requisite power and authority to enter into this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes his valid and binding obligation, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                (b) Title; Authority to Vote Shares. The Stockholder owns of record and has voting power over 3,400,000 shares of common stock of the Company; such shares are held by the Stockholder free and clear of all liens, charges, pledges, restrictions, and encumbrances (other than those created by this Agreement and the Pledge Agreement, dated September 5, 2000, between the Stockholder and Jessica Elizabeth Benhamou).

                (c) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the Stockholder, will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Stockholder under, any agreement or instrument to which he is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to the Stockholder.

                (d) Litigation. There is no claim, action, proceeding, or investigation pending or, to the best knowledge of the Stockholder, threatened against or relating to the Stockholder before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.), and the Stockholder is not subject to any outstanding order, writ, injunction, or decree that, if determined adversely, would prohibit the Stockholder from performing his obligations hereunder.

        7. Termination. This Agreement shall terminate at the earlier of (a) the Effective Time or (b) upon termination of the Merger Agreement pursuant to
Section 5.1 thereof. In the event of a termination of this Agreement pursuant to this Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided, however, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement is terminated, the proxy of the Stockholder delivered under Section 1(b) hereof shall also terminate and be of no further force or effect, and Buyer shall promptly return the proxy to the Stockholder.

        8. Miscellaneous.

                (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or by messenger, cable, telegram, facsimile transmission, or by a reputable overnight delivery service that provides for evidence of receipt, to the parties as follows (or at such other address as a party may specify by like notice):

                      If to the Stockholder at:

                      Guy Benhamou
                      OroAmerica, Inc.
                      443 North Varney Street
                      Burbank, California 91502

                      If to Buyer to:

                      Michael H. Gusky
                      Aurafin LLC
                      6701 Nob Hill Road
                      Tamarac, Florida 33321

                (b) Interpretation. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

                (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

                (d) Entire Agreement. This Agreement (including the documents and instruments referred to herein, and the Merger Agreement), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

                (f) Governing Law. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

                (g) Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements, and obligations of the Stockholder contained herein shall survive the death or incapacity of the Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of the Stockholder.

               (h) Remedies. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

                (i) Defined Terms. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

        IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first written above.


                                            AURAFIN LLC


                                            By
                                              ----------------------------------
                                              Its
                                                 -------------------------------


                                            ------------------------------------
                                                        Guy Benhamou

                                                                         ANNEX A

                                IRREVOCABLE PROXY

        The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints each of Michael H. Gusky and Steven L. Hansen the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of OroAmerica, Inc., a Delaware corporation (the "Company"), owned of record by him at the record date for the vote (excluding any shares for which the Stockholder's sole voting power results from his having been named as proxy pursuant to the proxy solicitation conducted by the Company in connection with the meeting, but including any other shares of common stock of the Company over which the Stockholder otherwise has voting power, by contract or otherwise), in favor of adoption of the Agreement and Plan of Merger among the Company, Aurafin LLC, a Delaware limited liability company ("Buyer"), and Bentley Acquisition LLC, a wholly owned subsidiary of Buyer, dated as of April 24, 2001 (the "Agreement"). This Proxy is given to induce Buyer to enter into the Agreement, is coupled with an interest, and is irrevocable.

        The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 24th day of April, 2001.


                                       -----------------------------------------
                                                      Guy Benhamou

In Presence of:

-----------------------------------

                                                                       EXHIBIT B

                                ESCROW AGREEMENT


                                      AMONG


                                OROAMERICA, INC.


                                  AURAFIN LLC,


                                       AND


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION


                           dated as of April 24, 2001

                                TABLE OF CONTENTS

1.  Defined Terms............................................................................1
2.  Appointment of the Escrow Agent..........................................................1
3.  Further Provisions Concerning the Escrow Agent...........................................1
4.  Establishment of Escrow Fund.............................................................2
5.  Purpose..................................................................................3
6.  Termination of Escrow; Disbursement of Funds.............................................3
7.  Investment of Escrow Fund................................................................3
8.  No Set-Off...............................................................................3
9.  Written Instructions to the Escrow Agent.................................................4
10.   Disputed Claims........................................................................4
11.   Successor and Assigns..................................................................4
12.   Notices................................................................................4
13.   Amendment..............................................................................5
14.   Entire Agreement.......................................................................5
15.   Section Headings.......................................................................5
16.   Severability...........................................................................5
17.   Governing Law..........................................................................6
18.   Counterparts...........................................................................6

                                    SCHEDULE


SCHEDULE A   Escrow Fee Schedule

                                ESCROW AGREEMENT

        THIS AGREEMENT is made and entered into as of the 24th day of April, 2001, by and among OROAMERICA, INC., a Delaware corporation (the "Company"), AURAFIN LLC, a Delaware limited liability company ("Buyer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Escrow Agent").

                                    RECITALS:

        WHEREAS, the Company, Buyer and Bentley Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer ("Buyer Subsidiary"), have entered into an Agreement and Plan of Merger dated as of April 24, 2001 (the "Merger Agreement"), pursuant to which the Company shall be merged with and into Buyer Subsidiary.

        WHEREAS, the Company and Buyer desire to enter into this Escrow Agreement with the Escrow Agent; and

        WHEREAS, the Merger Agreement contemplates that concurrently with the execution and delivery of the Merger Agreement, the Company, Buyer and the Escrow Agent shall execute and deliver an Escrow Agreement in the form hereof and that Buyer shall deliver (or will deliver, no later than one day after the date hereof) to the Escrow Agent pursuant to the terms of this Escrow Agreement $3,000,000 (Three Million Dollars) in immediately available funds (the "Escrow Amount") for the purpose of ensuring payment of the termination fee, if any, payable by Buyer to the Company pursuant to Section 5.3(a) of the Merger Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and in the Merger Agreement, it is hereby agreed as follows:

        1. Defined Terms. Except as otherwise provided herein, capitalized terms used herein shall have the same meaning assigned to them in the Merger Agreement.

        2. Appointment of the Escrow Agent. The Escrow Agent is hereby appointed by the Company and Buyer as escrow agent under this Escrow Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with the terms and conditions of this Escrow Agreement and instructions given pursuant hereto.

        3. Further Provisions Concerning the Escrow Agent.

        (a) If the Escrow Agent desires to resign from its appointment and the performance of its duties hereunder, it shall give fifteen (15) days' prior written notice thereof to the Company and Buyer whereupon a successor shall be selected by mutual agreement between the Company and Buyer within sixty (60) days of their receipt of such notice. If a successor escrow agent is not appointed within the sixty day period following such notice, Escrow Agent may petition a court of competent jurisdiction to name a successor escrow agent. Such successor shall, upon acceptance of appointment as the escrow agent, be entitled to all the rights, powers and indemnities and be subject to all the obligations and duties of the Escrow Agent hereunder as if originally named as the escrow agent herein.

        (b) The Escrow Agent (i) shall have no duty or obligation hereunder other than to take such specific action as required of it from time to time pursuant to the terms and provisions hereof, (ii) shall be entitled to rely on any written direction or other instrument provided to it in accordance with the terms and provisions hereof and believed by it to be signed by individuals authorized by the Company and Buyer, and (iii) shall not be liable to the Company or Buyer for any act or omission on its part pursuant to this Escrow Agreement or pursuant to such written direction unless such act or omission involves gross negligence or willful misconduct.

        (c) The Escrow Agent may (but shall not be required to) apply to any court of competent jurisdiction for instructions regarding its duties hereunder.

        (d) For its services under this Escrow Agreement, the Escrow Agent shall be entitled to receive a reasonable and customary fee as set forth on the fee schedule attached as Schedule A hereto. The Company and Buyer, jointly and severally, agree to defend, indemnify and hold the Escrow Agent harmless from and against any claim, loss, liability or expense incurred by the Escrow Agent and arising out of or in connection with its services hereunder, including the costs and expenses of defending itself against any such claim or liability so incurred and arising; provided, however, that the Escrow Agent shall not be so defended, indemnified or held harmless from and against any claim, loss, liability or expense arising from the Escrow Agent's breach of this Escrow Agreement (including, without limitation, violation of instructions given in accordance with this Escrow Agreement), gross negligence, dishonesty, fraud or bad faith.

        (e) All reasonable and customary fees of and expenses incurred by the Escrow Agent in the execution of this Escrow Agreement, as set forth on the Fee Schedule attached as Schedule A, and the performance of its duties hereunder shall be borne 50% by the Company and 50% by Buyer. Fees and expenses in excess of those set forth in Schedule A (including, without limitation, fees and expenses of any counsel engaged by the Escrow Agent and all costs of any court proceedings to which the Escrow Agent may be a party on account hereof) shall be reimbursed to the Escrow Agent and shall be borne by the Company and Buyer, jointly and severally.

        4. Establishment of Escrow Fund. The Escrow Agent shall acknowledge receipt from Buyer of the wire transfer of the amount evidencing the Escrow Amount. The Escrow Amount, and any income earned with respect thereto, from time to time held by the Escrow Agent pursuant to the terms of this Escrow Agreement, is referred to herein as the "Escrow Fund". The Escrow Fund shall be held, invested, reinvested and disposed of by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

        5. Purpose. The Company and Buyer acknowledge and agree that the Escrow Amount shall be deposited with, and the Escrow Fund is to be held by, the Escrow Agent hereunder solely for the purpose of satisfying the termination fee, if any, payable by Buyer to the Company pursuant to Section 5.3(a) of the Merger Agreement.

        6. Termination of Escrow; Disbursement of Funds.

        (a) The escrow created by this Escrow Agreement shall terminate upon the disbursement of all contents of the Escrow Fund by the Escrow Agent according to the terms of this Escrow Agreement.

        (b) If the Merger Agreement is terminated by Buyer or Buyer Subsidiary under Section 5.1(b) or Section 5.1(c)(1) of the Merger Agreement or by the Company under Section 5.1(b) of the Merger Agreement, and, in either case, (1) the condition to consummating the Merger set forth in Section 3.1(g) of the Merger Agreement has not been satisfied, and (2) the conditions set forth in the other subsections of Section 3.1 of the Merger Agreement have been satisfied or are deemed satisfied as of the date of termination (in accordance with Section 5.3(a) of the Merger Agreement), then Buyer and the Company shall jointly instruct the Escrow Agent to pay, within two business days after the notice of such termination, (i) $3,000,000 from the Escrow Fund to the Company, and (ii) all amounts in excess of $3,000,000 in the Escrow Fund to Buyer.

        (c) If the Merger Agreement is terminated prior to consummation of the transactions contemplated thereby for any reason other than that identified in
Section 6(b) hereof, then the Company and Buyer shall jointly instruct the Escrow Agent to disburse, within two business days of the notice of such termination, all contents of the Escrow Fund to Buyer.

        (d) If the parties to the Merger Agreement consummate the transactions contemplated thereby, then concurrently with the consummation of such transactions, the Company and Buyer shall jointly instruct the Escrow Agent to immediately disburse all contents of the Escrow Fund to the Disbursing Agent (as defined in the Merger Agreement) on behalf of Buyer pursuant to Section 1.8(a) of the Merger Agreement.

        7. Investment of Escrow Fund. The Escrow Amount and any other cash in the Escrow Fund shall be invested by the Escrow Agent in one of the following money market funds, each of which is available through the Escrow Agent, pursuant to written instructions given by Buyer alone (without the consent of the Company) to the Escrow Agent: Wells Fargo Cash Investment Money Market Service Class Fund; Wells Fargo Government Money Market Service Class Fund; Wells Fargo 100% Treasury Money Market Fund; or Wells Fargo National Tax-Free Institutional Money Market Service Class Fund.

        8. No Set-Off. Amounts payable to Buyer hereunder shall not be subject to set-off for any liability or claim that the Company may assert against Buyer or Buyer Subsidiary.

Amounts payable to the Company hereunder shall not be subject to set-off for any liability or claim that Buyer or Buyer Subsidiary may assert against the Company.

        9. Written Instructions to the Escrow Agent. Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given by the Company and Buyer jointly (an "Order").

        10. Disputed Claims. The Company and Buyer agree to attempt in good faith to negotiate a resolution of any dispute arising under this Escrow Agreement with respect to disbursements from the Escrow Fund. If the Company and Buyer are unable to resolve any such dispute and, as a result of such dispute, shall have failed to deliver joint instructions to the Escrow Agent to disburse the Escrow Fund within five (5) days of the occurrence of any of the events set forth in Sections 6(b), 6(c) or 6(d) hereof, then the Company and Buyer shall refer their dispute to binding arbitration. The arbitration shall be conducted by a single arbitrator in Miami, Florida and shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction. As part of such award, the arbitrator shall establish its fees and expenses in connection therewith and allocate such fees and expenses between the parties, who shall promptly pay their allocable share. The prevailing party (as determined by the arbitrator) shall be entitled to recover its reasonable attorneys' fees.

        11. Successor and Assigns. This Escrow Agreement shall bind and inure to the benefit of the Company, Buyer and the Escrow Agent, as escrow agent, and their respective heirs, representatives, successors and assigns. This Escrow Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

        12. Notices. Any notice, demand, Order or other communication that may be or is required to be given or delivered hereunder or with respect hereto shall be delivered in person or mailed by first class registered or certified mail, postage prepaid, to the following persons:

        (a)    If to the Company:

               Michael H. Gusky
               Aurafin LLC
               6701 Nob Hill Road
               Tamarac, Florida  33321

               with a copy to:

               Douglas P. Long
               Faegre & Benson LLP
               2200 Wells Fargo Center
               90 South Seventh Street

               Minneapolis, Minnesota  55402

        (b) If to Buyer:

               Guy Benhamou
               OroAmerica, Inc.
               443 North Varney Street
               Burbank, California  91502

               with a copy to:

               Bertram K. Massing
               Erwin, Cohen & Jessup LLP
               9401 Wilshire Boulevard
               Ninth Floor
               Beverly Hills, California  90212

        (c) If to the Escrow Agent:

               Wells Fargo Bank Minnesota, National Association
               Corporate Trust Department
               Sixth Street and Marquette Avenue
               Minneapolis, Minnesota 55479-0069
               Attention:  Marco X. Morales

or to such other address with respect to a party as such party shall notify the others in writing.

        13. Amendment. This Escrow Agreement may be amended only by a written instrument executed by the Company, Buyer and the Escrow Agent.

        14. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

        15. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

        16. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

        17. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without application of its conflict of law rules.

        18. Counterparts. This Escrow Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                    BUYER:

                                    AURAFIN LLC

                                    By
                                      ------------------------------------------
                                       Its
                                          --------------------------------------


                                    THE COMPANY:

                                    OROAMERICA, INC.

                                    By
                                      ------------------------------------------
                                       Its
                                          --------------------------------------

                                    ESCROW AGENT:

                                    WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

                                    By
                                      ------------------------------------------
                                       Its
                                          --------------------------------------

                                                                       EXHIBIT A

                               ESCROW FEE SCHEDULE


ACCEPTANCE FEE:                                                        $2,000.00

For initial services including examination of the Escrow Agreement and all supporting documents this is a one-time fee payable upon the opening of the account.

ADMINISTRATION FEE:                                                   $2,000.00*

An annual charge or any portion of a 12-month period thereof. This fee is payable upon the opening of the account and annually thereafter. This charge is not prorated for the first year. THERE IS AN ADDITIONAL $250 ANNUAL CHARGE FOR EACH SUB ACCOUNT OPENED.

*Plus mailing expenses.

TRANSACTION FEE:

Wire transfer of funds                                                       $25.00
Other transfer of funds (ie. checks, internal account transfers)             $15.00
Asset transactions (purchases/sales/calls/deposit/withdrawals, etc.)         $20.00

No charge for Wells Fargo Fund transactions other than those disclosed in the Fund Prospectus.

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports (eg. tax reporting) and record-keeping, unusual certifications, etc.

1099-Tax reporting                                        $5.00 per report
Other Tax reporting                                       per hour charge

FEE SCHEDULE IS SUBJECT TO ANNUAL REVIEW AND ADJUSTMENT.

                                                                       EXHIBIT C

                           NON-COMPETITION AGREEMENT

        This Non-Competition Agreement is entered into as of the ____ day of _____________, 2001, among Guy Benhamou (the "Principal Stockholder"), Aurafin LLC, a Delaware limited liability company ("Buyer"), and Bentley Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer ("Buyer Subsidiary").

                                    RECITALS

        OroAmerica, Inc., a Delaware corporation (the "Company"), Buyer, and Buyer Subsidiary are entering to an Agreement and Plan of Merger dated as of April 24, 2001 (the "Merger Agreement"), pursuant to which the Company shall merge (the "Merger") with and into Buyer Subsidiary (as set forth in the Merger Agreement) as of the date hereof.

        The Principal Stockholder is a director, executive officer, and significant stockholder of the Company and has extensive knowledge of its business and affairs and of the industry in which the Company and its subsidiaries compete.

        The Principal Stockholder will receive substantial benefits from the consummation of the Merger.

        The execution and delivery of this Agreement is a condition precedent to Buyer and Buyer Subsidiary consummating the Merger.

                                    AGREEMENT

        Now, therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

        1. Non-Competition and Non-Solicitation; Confidentiality.

                (a)(1) Buyer, Buyer Subsidiary, and the Principal Stockholder hereby acknowledge that the Principal Stockholder has had access to confidential information concerning the business, operations, and future plans of the Company, Buyer, and the Surviving Organization (as defined in the Merger Agreement), and this knowledge, together with business contacts made by the Principal Stockholder before the date of the Merger puts the Principal Stockholder into a position where he could cause serious and irreparable harm to Buyer and the Surviving Organization by engaging in competition or seizing for himself or others business opportunities available to Buyer or the Surviving Organization. In recognition of this risk, and as a material element of this Agreement, the Principal Stockholder has agreed to certain restrictions on the Principal Stockholder's activities, as specified below, during the Non-Competition Period (as defined below).

                (2) The restrictions in this Section 1 apply to activities of the Principal Stockholder (and of any entity that he may now or hereafter control) in or directed to any place in the United States and its territories and possessions and Canada.

                (3) As used herein, the term "Non-Competition Period" means the period commencing on the date hereof and terminating on _____________, 2005.

                (4) The Principal Stockholder hereby agrees, on his own behalf and on behalf of any entity that he may now or hereafter control, for the Non-Competition Period, that the Principal Stockholder will not, either directly or indirectly:

                        (A) engage (except on behalf of the Surviving
                Organization Affiliates, as defined below) or establish or acquire any ownership or financial interest in any entity that engages, in whole or in part, in the sale (on a wholesale basis) to any customer, including wholesalers and retailers, of any line of karat gold or sterling silver jewelry without stones in which, at any time on or before the date hereof, any Surviving Corporation Affiliate engaged in ("Competitive Business Activity"); provided, however, that "Competitive Business Activity" shall not include the sale of watches or branded or luxury jewelry; provided further that the Principal Stockholder may acquire or retain, solely as a passive investment, up to an aggregate of 4.9% of the outstanding equity securities of any class of any entity engaged in a Competitive Business Activity if such equity securities are publicly traded on a nationally recognized securities exchange or inter-dealer automated quotation system;

                        (B) solicit or induce, or attempt to solicit or induce,
                any employees (on the date hereof) of the Company, Buyer, or any of their affiliates (all of which entities, together with the Surviving Organization, are collectively referred to as the "Surviving Corporation Affiliates") to terminate their employment with any Surviving Organization Affiliate or to become employed by any employer engaged in a Competitive Business Activity;

                        (C) contact any customer, vendor, or supplier having an
                existing business relationship with any Surviving Organization Affiliate on, or within three years prior to, the date hereof in a manner intended to result in any such person or entity adversely modifying his or its business relationship with any Surviving Organization Affiliate; or

                        (D) serve on the board of directors of, become employed
                as an employee by, or become hired as a consultant or independent contractor to, any person or entity that is engaged in a Competitive Business Activity, regardless of whether the Competitive Business Activity constitutes all or only a part of the business activities of such person or entity; provided, however, if the Competitive Business Activity accounts for less than 5% of the total revenues of such person or entity for the 12-month period preceding the initiation of such relationship, then the Principal Stockholder may (i) serve on the board of directors thereof and (ii) become employed by, or serve as a consultant or independent contractor to, such person or entity so long as the services performed by the Principal Stockholder for such person or entity do not relate to any Competitive Business Activity. Furthermore, the Principal Stockholder may serve as a director, consultant, or employee of any jewelry retailer other than Kmart Corporation, Wal-Mart Stores Inc., Target Corporation, QVC, Inc., Home Shopping Network, and ValueVision International, Inc.

                (5) If any of these restrictions are found by a court to be overly broad in duration or territorial scope, the court shall have the authority to reform this Agreement and to enforce the restrictions to the fullest extent found by the court to be reasonable in light of all of the circumstances. If a part of this subsection (a) is found to be invalid or unenforceable for any reason, the remaining provisions shall not be void, but shall remain in effect and shall be fully enforceable without regard to the portions found to be invalid.

                (b) The Principal Stockholder hereby agrees that all confidential and proprietary business information belonging to the Company or the Surviving Organization, of whatsoever character shall be maintained in strictest confidence by the Principal Stockholder and shall not be disclosed to any third party without the consent of the Company, except as may be required by law or under compulsion of legal process; provided that such confidential and proprietary information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Principal Stockholder or his representatives, or (ii) is or becomes available to the Principal Stockholder on a non-confidential basis from a source other any Surviving Organization Affiliate or any of their representatives, provided that such source is not bound by a confidentiality agreement with, or by other contractual, legal, or fiduciary obligation to of confidentiality to, any person with respect to such information. The Principal Stockholder further agrees not to make any use, directly or indirectly, of such confidential information for his own purposes or for the benefit of any other person or entity unless expressly authorized to do so by the Surviving Organization, and to take no action that in any way is detrimental to the interests of the Surviving Organization or any of its affiliates in respect of such information or otherwise.

                (c) The Principal Stockholder may not, at any time after the date hereof, directly or indirectly, use or cause any affiliate or agent to use any name, mark, or logo that is confusingly similar to those used currently or in the past by the Company, whether or not competitive with the Surviving Organization.

                (d) The Principal Stockholder hereby agrees that these restrictions are reasonable in terms of their duration and geographical scope, and that the restrictions will not unreasonably restrict his ability to provide for his livelihood and dependents.

                (e) The Principal Stockholder acknowledges and agrees that the legal remedies available for breach of this Section 1 would not be adequate, and that, in addition to any other remedies available at law, these provisions may be specifically enforced by temporary or permanent injunctive or other equitable relief.

        2. Consideration. In addition to the consideration set forth in the Recitals to this Agreement, the Surviving Organization shall pay to the Principal Stockholder an aggregate payment of $1 million. Such payment shall be made in four equal installments on the first through fourth anniversaries of the date hereof.

        3. General Provisions.

                (a) Benefits and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties and their respective heirs, personal representatives, successors, and assigns.

                (b) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                (c) Governing Law. This Agreement and its validity, construction, administration, and all rights hereunder, shall be governed by the laws of the State of California, without giving effect to its conflicts-of-laws provisions.

                (d) Notices. Whenever provision is made in this Agreement for the giving, service, or delivery of any notice, such notice shall be in writing and shall be deemed to have been duly given, served, or delivered if delivered by hand or by overnight courier, or if mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               To Buyer or Buyer Subsidiary:

               Michael H. Gusky
               Aurafin LLC
               6701 Nob Hill Road
               Tamarac, Florida 33321

               With a copy to:

               Douglas P. Long
               Faegre & Benson LLP
               2200 Wells Fargo Center
               90 South Seventh Street
               Minneapolis, Minnesota 55402

               To the Principal Stockholder:

               Guy Benhamou

               ----------------------------------

               ----------------------------------

               ----------------------------------

               With a copy to:


        Such notice shall be effective three days after mailing or when received, whichever is earlier. Any party named above may change the address for service of notice upon it by a notice, in writing, to the other parties hereto.

                (e) Counterparts. This Agreement may be executed and delivered in any number of counterparts, all of which, when so executed and delivered, shall have the force and effect of an original, but all of such counterparts, together, shall constitute one and the same instrument.

                (f) Captions. The captions utilized in this Agreement are intended for the purposes of convenience alone and shall not in any way limit or affect the interpretation of the provisions hereof.

                (g) Entire Agreement; Amendment. Together with the Merger Agreement, this Agreement embodies the entire agreement and understanding between the parties, superseding and terminating all prior agreements and understandings relating to the subject matter hereof. This Agreement shall not be subject to amendment or modification other than by an instrument in writing duly executed by the parties hereto.

                (h) Legal Counsel. The Principal Stockholder acknowledges that he has been advised to discuss this Agreement with his own legal counsel and has been afforded the opportunity to do so.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            PRINCIPAL STOCKHOLDER


                                            ------------------------------------
                                            Guy Benhamou


                                            AURAFIN  LLC


                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------


                                            BENTLEY ACQUISITION LLC


                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------

                                                                       Exhibit D

                          Terms of Employment Agreement

- at-will employment; serving in the role of President at the discretion of the Management Board of the Surviving Organization

-       compensation of $250,000 per year

- terminable by either party on 30 days' prior notice; salary and all other obligations of the Surviving Organization terminate at time of termination

- provide for termination of the Employment Agreement dated June 10, 1993 between Mr. Benhamou and the Company

- provide for termination of the Tax Indemnification Agreement dated June 10, 1993 between Mr. Benhamou and the Company

-       continued participation in benefits plans of the Surviving Organization

- mutual general releases between Mr. Benhamou and the Surviving Organization (as successor to the Company) for the period prior to the Effective Time

-       an assignment of inventions from Mr. Benhamou to the Company